   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 2002
                                                     REGISTRATION NO. 333-101047
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                AMENDMENT NO. 1
                                       TO

                                   FORM F-10



                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                             INTRAWEST CORPORATION
             (Exact name of Registrant as specified in its charter)

                  CANADA                                      7011                                  NOT APPLICABLE
    (Province or other jurisdiction of            (Primary Standard Industrial                     (I.R.S. Employer
      incorporation or organization)              Classification Code Number)                    Identification No.)

SUITE 800, 200 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3L6 (604)
                                    669-9777
   (Address and telephone number of Registrant's principal executive offices)

 PTSGE CORP., 5000 BANK OF AMERICA TOWER, 701 FIFTH AVENUE, SEATTLE, WASHINGTON
                              98104 (206) 623-7580
 (Name, address and telephone number of agent for service in the United States)

                      ------------------------------------
                                   COPIES TO:

         RICHARD J. BALFOUR                           ROSS J. MEACHER                              GARY J. KOCHER
        MCCARTHY TETRAULT LLP                      INTRAWEST CORPORATION                      CHRISTOPHER H. CUNNINGHAM
             Suite 1300                                  Suite 800                            PRESTON GATES & ELLIS LLP
         777 Dunsmuir Street                        200 Burrard Street                       5000 Bank of America Tower
   Vancouver, B.C., Canada V7Y 1K2            Vancouver, B.C., Canada V6C 3L6                     701 Fifth Avenue
           (604) 643-7100                             (604) 669-9777                              Seattle, WA 98104
                                                                                                   (206) 623-7580

                      ------------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                      PROVINCE OF BRITISH COLUMBIA, CANADA
               (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):
A. [X] Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.  [ ]  At some future date (check appropriate box below).
    1.  [ ]  Pursuant to Rule 467(b) on (        ) at (        ) (designate a
             time not sooner than seven calendar days after filing).
    2.  [ ]  Pursuant to Rule 467(b) on (        ) at (        ) (designate a
             time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has
             issued a receipt or notification of clearance on (        ).
    3.  [ ]  Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
    4.  [ ]  After the filing of the next amendment to this form (if preliminary material is being filed).
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

         INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

                                  US$397,000,000

                              INTRAWEST CORPORATION

                10.50% SENIOR EXCHANGE NOTES DUE FEBRUARY 1, 2010
[INTRAWEST LOGO]
                            ------------------------

    Intrawest Corporation (the "Company" or "Intrawest") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Private Note Letter of Transmittal (the "Private Note Letter of Transmittal", which together with this Prospectus constitute the "Private Note Exchange Offer"), to exchange an aggregate principal amount up to US$137,000,000 of 10.50% Senior Exchange Notes due February 1, 2010 (the "Exchange Notes") of the Company, which are being registered under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus constitutes a part, and qualified for distribution under this Prospectus in the Provinces of British Columbia, Ontario and Quebec (the "Qualifying Provinces") in Canada, for a like principal amount of the issued and outstanding US$137,000,000 aggregate principal amount of 10.50% Senior Notes due February 1, 2010 (the "Private Notes") of the Company which were issued under an indenture (the "2002 Indenture") dated as of September 18, 2002, with the holders thereof.

    The Company also offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Registered Note Letter of Transmittal (the "Registered Note Letter of Transmittal", which together with this Prospectus constitute the "Registered Note Exchange Offer"), to exchange an aggregate principal amount of up to US$260,000,000 of Exchange Notes, which are being registered under the Securities Act pursuant to the Registration Statement of which this Prospectus constitutes a part, and qualified for distribution under this Prospectus in the Qualifying Provinces, for a like principal amount of the issued and outstanding US$260,000,000 aggregate principal amount of 10.50% Senior Notes due February 1, 2010 (the "Registered Notes") of the Company which were issued under an indenture dated as of January 19, 2000, as supplemented by a supplemental indenture dated as of March 9, 2001 (such indenture, as supplemented, being referred to herein as the "2000 Indenture"), with the holders thereof.

    The Private Notes and the Registered Notes are collectively referred to herein as the "Existing Notes." The Private Note Exchange Offer and the Registered Note Exchange Offer are collectively referred to herein as the "Exchange Offers" and "Exchange Offer" refers to either of the Private Note Exchange Offer or the Registered Note Exchange Offer. The Private Note Letter of Transmittal and the Registered Note Letter of Transmittal are collectively referred to herein as the "Letters of Transmittal" and "Letter of Transmittal" refers to either of the Private Note Letter of Transmittal or the Registered Note Letter of Transmittal.

    Each of the Exchange Offers is a separate and distinct offer to purchase the relevant Existing Notes.
    The Exchange Notes offered to holders of Private Notes hereunder are offered in order to satisfy certain obligations of the Company under the Exchange and Registration Rights Agreement dated September 18, 2002 (the "Registration Rights Agreement") among the Company and the initial purchasers of the Private Notes (the "Initial Purchasers").
    The Exchange Notes issued in exchange for the Private Notes will evidence the same debt as the Private Notes and will be issued, and holders thereof will be entitled to the same rights as holders of the Private Notes, under the 2002 Indenture governing the Private Notes and the Exchange Notes. The terms of the Exchange Notes are identical in all material respects to the Private Notes except for certain transfer restrictions and registration rights relating to the Private Notes and except that, in the event of a Registration Default (as defined herein), special interest, in addition to the interest set forth below, shall accrue on the Private Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period (as defined herein) and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Private Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Exchange Notes -- Exchange Offers; Registration Rights." The terms of the Exchange Notes are identical in all material respects to the Registered Notes.
    THIS OFFERING IS MADE BY A CANADIAN ISSUER THAT IS PERMITTED, UNDER A MULTIJURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH THE DISCLOSURE REQUIREMENTS OF CANADA. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDED OR INCORPORATED HEREIN HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND ARE SUBJECT TO CANADIAN AUDITING AND AUDITOR INDEPENDENCE STANDARDS, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

    PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THE ACQUISITION OF THE SECURITIES DESCRIBED HEREIN MAY HAVE TAX CONSEQUENCES BOTH IN THE UNITED STATES AND IN CANADA. SUCH CONSEQUENCES FOR INVESTORS WHO ARE RESIDENT IN, OR CITIZENS OF, THE UNITED STATES MAY NOT BE DESCRIBED FULLY HEREIN. SEE "CERTAIN INCOME TAX CONSEQUENCES."

    THE ENFORCEMENT BY INVESTORS OF CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT THE COMPANY IS CONTINUED UNDER THE LAWS OF CANADA, THAT SOME OR ALL OF ITS OFFICERS AND DIRECTORS MAY BE RESIDENTS OF CANADA, THAT SOME OR ALL OF THE EXPERTS NAMED IN THE REGISTRATION STATEMENT MAY BE RESIDENTS OF CANADA, AND THAT ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF THE COMPANY AND SAID PERSONS MAY BE LOCATED OUTSIDE THE UNITED STATES.

    Interest on the Exchange Notes at a per annum rate of 10.50% is payable semi-annually on February 1 and August 1 of each year. The Exchange Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2005 at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. The Exchange Notes are also redeemable by the Company at any time, in whole but not in part, at the option of the Company at their principal amount plus accrued and unpaid interest to the date of redemption in the event of certain changes affecting Canadian withholding taxes. In addition, upon a Change of Control Triggering Event (as defined herein), the Company is required to offer to purchase all outstanding Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.
                                                   (continued on following page)
                            ------------------------

    THE TENDER OF EXISTING NOTES FOR EXCHANGE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES.

     NO "UNDERWRITER" WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION HAS BEEN INVOLVED IN THE PREPARATION OF THIS PROSPECTUS OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS PROSPECTUS.
                            ------------------------
THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

                The date of this Prospectus is November 18, 2002

      The Exchange Notes will constitute senior unsecured obligations of the Company, will rank pari passu in right of payment with all other existing and future senior unsecured obligations of the Company and will rank senior in right of payment to all existing and future obligations of the Company expressly subordinated in right of payment to the Exchange Notes. Holders of secured obligations of the Company will, however, have claims that are prior to the claims of the holders of the Exchange Notes with respect to the assets securing such obligations. In addition, the Exchange Notes are effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries. As of June 30, 2002, after giving pro forma effect to the sale of the Private Notes and the application of the net proceeds thereof, the Company would have had US$635.9 million of senior unsecured indebtedness and US$74.9 million of secured indebtedness, and the Company's subsidiaries would have had US$625.6 million of liabilities.

      Under the terms of the 2002 Indenture, the Exchange Notes issued in exchange for Existing Notes will be consolidated with, and will form a single series of securities with, any outstanding Private Notes which are not tendered, or tendered but not accepted, under the Private Note Exchange Offer.

      The Exchange Notes will be represented by a global Exchange Note registered in the name of the nominee of The Depository Trust Company ("DTC"). Beneficial interests in the global Exchange Note will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, Exchange Notes in definitive form will not be issued. See "Description of the Exchange Notes -- Transfer, Exchange and Book-Entry Procedures."

      The Company is making each of the Exchange Offers in reliance on the position of the staff of the United States Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to either of the Exchange Offers in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Existing Notes directly from the Company for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Existing Notes as a result of market-making or other trading activities or (iii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company (an "Affiliate")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Existing Notes accepting an Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Existing Notes who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

      Each broker-dealer (other than an Affiliate of the Company) that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it acquired the Existing Notes tendered to such Exchange Offer as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Each Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the earlier of the 180th day after the Private Note Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement), it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an Affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

      THERE IS CURRENTLY NO MARKET THROUGH WHICH THE EXCHANGE NOTES MAY BE SOLD AND HOLDERS MAY NOT BE ABLE TO RESELL EXCHANGE NOTES DISTRIBUTED UNDER THIS PROSPECTUS. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Notes through the Nasdaq Stock Market ("Nasdaq").

      Any Private Notes not tendered and accepted in the Private Note Exchange Offer will remain outstanding and the holders thereof will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the 2002 Indenture. Following consummation of the Private Note Exchange Offer, the holders of the Private Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Private Notes held by them. To the extent that Private Notes are tendered and accepted in the Private Note Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Private Notes could be adversely affected. Although the Private Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Private Notes will develop while they are subject to restrictions on transfer.

      Any Registered Notes not tendered and accepted in the Registered Note Exchange Offer will remain outstanding and the holders thereof will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the 2000 Indenture. To the extent that Registered Notes are tendered and accepted in the Registered Note Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Registered Notes could be adversely affected.

      The Company will accept for exchange any and all Existing Notes that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on the date the applicable Exchange Offer expires, which for each Exchange Offer will be December 20, 2002 (the "Expiration Date"), unless an Exchange Offer is extended by the Company, in which case the term "Expiration Date" shall mean the latest date to which such Exchange Offer is extended. Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date. Neither Exchange Offer is conditioned upon any minimum principal amount of Existing Notes being tendered or accepted for exchange. However, each Exchange Offer is subject to certain conditions which may be waived by the Company and, in the case of the Private Note Exchange Offer, to the terms and provisions of the Registration Rights Agreement. The Exchange Notes will bear interest from the later of August 1, 2002 and the last interest payment date (if any) of the Existing Notes to occur prior to the issue date of the Exchange Notes. Holders of Existing Notes whose Existing Notes are accepted for exchange pursuant to the Exchange Offer will not receive interest on such Existing Notes for any period subsequent to the later of August 1, 2002 and the last interest payment date (if any) to occur prior to the issue date of the Exchange Notes.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             HOLDERS OF PRIVATE NOTES SHOULD USE THE BLUE LETTER OF
           TRANSMITTAL AND THE GREEN NOTICE OF GUARANTEED DELIVERY IN
                             MAKING THEIR TENDERS.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    HOLDERS OF REGISTERED NOTES SHOULD USE THE YELLOW LETTER OF TRANSMITTAL
       AND THE PINK NOTICE OF GUARANTEED DELIVERY IN MAKING THEIR TENDERS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      This Prospectus contains or incorporates statements that constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other matters, the intent, belief or current expectations of the Company or its management with respect to the Company's operating strategies, the Company's growth strategies, the Company's capital expenditures and recent acquisitions, industry trends, competition and other factors affecting the Company's financial condition or results of operations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other known and unknown factors, including the factors discussed in Management's Discussion and Analysis (as defined herein), which may cause actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in such forward-looking statements.

                      DOCUMENTS INCORPORATED BY REFERENCE

      INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS SHORT FORM PROSPECTUS FROM DOCUMENTS FILED WITH THE SECURITIES COMMISSIONS OR SIMILAR AUTHORITIES IN CANADA. Copies of the documents incorporated herein by reference may be obtained on request without charge from Ross J. Meacher, Corporate Secretary, Intrawest Corporation, Suite 800, 200 Burrard Street, Vancouver, British Columbia, V6C 3L6 (telephone number (604) 669-9777).

      The following documents, filed with the various securities commissions or similar authorities in Canada, are specifically incorporated by reference in and form an integral part of this Prospectus:

     (a) the Annual Information Form of the Company dated September 19, 2002 for the fiscal year ended June 30, 2002, including the Management's Discussion and Analysis of the Company for the year ended June 30, 2002 ("Management's Discussion and Analysis");

     (b) the Information Circular of the Company dated September 27, 2002 (except for the sections entitled "Corporate Governance," "Report on Executive Compensation" and "Performance Graph") distributed in connection with the Company's annual general meeting scheduled to be held on November 12, 2002;

     (c) the audited consolidated financial statements of the Company for the years ended June 30, 2002 and 2001, together with the notes thereto and the auditors' report thereon (the "Annual Consolidated Financial Statements"); and

     (d) the press release of the Company dated November 12, 2002 relating to the financial results for the three months ended September 30, 2002.

      All documents of the Company of the type referred to above (excluding any confidential material change reports) that are filed by the Company with a securities commission or any similar authority in Canada after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus.

      Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                CERTAIN DEFINITIONS AND STATISTICAL INFORMATION

      In this Prospectus, the Company's "resort EBITDA" is computed as operating revenue from ski and resort operations minus operating expenses from ski and resort operations and interest included in ski and resort operations, and excludes any allocation of corporate general and administrative costs; the Company's "real estate EBITDA" is computed as operating revenue from real estate minus operating expenses from real estate, after deducting capitalized interest included in real estate cost of sales, and excludes any allocation of corporate general and administrative costs; and "total Company EBITDA" is computed as income before interest expense, income taxes, non-controlling interest, and depreciation and amortization, plus interest included in real estate costs minus interest and other income (including income from equity accounted investments). Resort EBITDA, real estate EBITDA and total Company EBITDA are not terms that have established meanings under generally accepted accounting principles, but are referred to in this Prospectus because management of the Company believes that they are indicative measures of a company's operating performance and are generally used by investors to evaluate companies in the resort industry. Such terms may not be comparable to similarly titled measures presented by other publicly traded companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

      As used in this Prospectus "skier visit" means one guest accessing a ski mountain on any one day and "unit" means one condominium-hotel unit, one townhome unit, one single-family lot or 1,000 square feet of commercial space.

      Statistical information relating to the ski and golf industries included in this Prospectus is derived by the Company from recognized industry reports regularly published by industry associations and independent consulting and data compilation organizations in these industries, including The National Ski Areas Association, The Canadian Ski Council, the White Book of Ski Areas and the National Golf Foundation.

      In this Prospectus, unless the context otherwise requires, the "Company" or "Intrawest" refers to Intrawest Corporation, either alone or with its subsidiaries and their respective interests in joint ventures and partnerships. ALL DOLLAR AMOUNTS USED HEREIN ARE IN US DOLLARS, UNLESS OTHERWISE STATED.

                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

      The Company is a corporation continued under the laws of Canada and a substantial portion of its assets are located in, and substantially all of the directors, controlling persons and officers of the Company and certain of the experts named herein are residents of, jurisdictions other than the United States. As a result, it may be difficult for United States investors to effect service within the United States upon those directors, controlling persons, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, controlling persons, officers or experts under United States federal securities laws. The Company has been advised by its Canadian counsel, McCarthy Tetrault LLP, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Company has also been advised by such counsel that an action may be brought in British Columbia in the first instance on the basis of civil liability predicated solely upon such laws if the British Columbia court is satisfied that the United States is the lex loci delicti (i.e., the place of the wrong) for such a claim.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information contained elsewhere in this Prospectus.

                              THE EXCHANGE OFFERS

SECURITIES OFFERED.........  Up to $397,000,000 principal amount of 10.50%
                             Senior Notes due February 1, 2010, which have been registered under the Securities Act and qualified for distribution in the Qualifying Provinces in Canada. The terms of the Exchange Notes are identical in all material respects to the Private Notes except for certain transfer restrictions and registration rights relating to the Private Notes and except that, in the event that either (i) an Exchange Offer Registration Statement (as defined herein) is not filed with the Commission on or prior to the 60th day following the date of original issue of the Private Notes, (ii) such Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the date of original issue of the Private Notes, (iii) the Exchange Offer is not completed within 45 days after the initial effective date of the Exchange Offer Registration Statement, (iv) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable or (v) certain other events specified in the Registration Rights Agreement occur, then special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Private Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Private Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Exchange Notes -- Exchange Offers; Registration Rights." The terms of the Exchange Notes are identical in all material respects to the Registered Notes.

THE EXCHANGE OFFERS........  The Exchange Notes are being offered in exchange for a like principal amount of Existing Notes. The issuance of the Exchange Notes pursuant to the Private Note Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Exchange Notes issued in Exchange for the Private Notes will evidence the same debt as the Private Notes and will be issued, and holders thereof will be entitled to the same rights as holders of the Private Notes, under the 2002 Indenture. The Exchange Notes are also being offered to holders of Registered Notes pursuant to the Registered Note Exchange Offer. Neither Exchange Offer is conditional upon any minimum principal amount of Existing Notes being tendered or accepted for exchange.

TENDERS, EXPIRATION DATE;
WITHDRAWAL.................  Each Exchange Offer will expire at 5:00 p.m., New
                             York City time, on December 20, 2002, or such later date to which such Exchange Offer is extended by the Company in its sole discretion. Tenders of outstanding Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the applicable Exchange Offer. See "The Exchange Offers" for a description of the procedures for tendering Existing Notes.

U.S. AND CANADIAN FEDERAL
INCOME TAX CONSEQUENCES....  For United States federal income tax purposes, an exchange of Private Notes or Registered Notes for Exchange Notes pursuant to the Exchange Offers should not be a taxable event for U.S. Holders (as defined herein) of Private Notes or Registered Notes. A Holder (as defined herein) of Private Notes or Registered Notes will not be subject to Canadian federal income tax on the exchange of such notes for Exchange Notes. Further, the payment of interest, principal or premium, if any, to a Holder of an Exchange Note will be exempt from Canadian withholding tax. See "Certain Income Tax Consequences."

USE OF PROCEEDS............  There will be no cash proceeds payable to the
                             Company from the issuance of the Exchange Notes pursuant to the Exchange Offers. The Company intends to use the net proceeds of approximately $137 million received from the sale of the Private Notes to repay in full the Company's 6.85% Debentures due December 2, 2002 and to reduce bank and other indebtedness of the Company.

EXCHANGE AGENT.............  JPMorgan Chase Bank is serving as Exchange Agent
                             (the "Exchange Agent") pursuant to the Exchange Offers.

    CONSEQUENCES OF EXCHANGING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER

      The Company is making the Exchange Offers in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to either of the Exchange Offers in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Existing Notes directly from the Company for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Existing Notes as a result of market-making or other trading activities or (iii) a person that is an Affiliate of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Existing Notes accepting an Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Existing Notes who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

      Each broker-dealer (other than an Affiliate of the Company) that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it acquired the Existing Notes tendered to such Exchange Offer as a result of market-making activities or other trading activities and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Each Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the earlier of the 180th day after the Private Note Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement) it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an Affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

           EFFECT OF THE EXCHANGE OFFER ON HOLDERS OF EXISTING NOTES

      As a result of the making of the Private Note Exchange Offer, and upon acceptance for exchange of all Private Notes that have been properly tendered and not withdrawn pursuant to the Private Note Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement and, accordingly, the holders of the Private Notes will have no further registration rights under the Registration Rights Agreement, except that, in certain limited circumstances, the Company is required to file with the Commission a Shelf Registration Statement (as defined herein). See "Description of the Exchange Notes -- Exchange Offers; Registration Rights." Any Private Notes not tendered and accepted in the Private Note Exchange Offer will remain outstanding and the holders thereof will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the 2002 Indenture. All untendered, and tendered but unaccepted, Private Notes will continue to be subject to the restrictions on transfer provided for in the Private Notes and the 2002 Indenture. To the extent that Private Notes are tendered and accepted in the Private Note Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Private Notes could be adversely affected.

      Any Registered Notes not tendered and accepted in the Registered Note Exchange Offer will remain outstanding and the holders thereof will be entitled to all the rights and preferences and will be subject to the limitations thereto under the 2000 Indenture. To the extent that Registered Notes are tendered and accepted in the Registered Note Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Registered Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange."

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

      The Exchange Notes issued in exchange for the Private Notes will evidence the same debt as the Private Notes and will be issued, and the holders thereof will be entitled to the same rights as holders of the Private Notes, under the 2002 Indenture. The terms of the Exchange Notes are identical in all material respects to the Private Notes except for certain transfer restrictions and registration rights relating to the Private Notes and except that, in the event of a Registration Default, special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Private Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Private Notes will bear interest at the original rate; provided, however, that if after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Exchange Notes -- Exchange Offers; Registration Rights." The terms of the Exchange Notes are identical in all material respects to the Registered Notes.

      The Exchange Notes will bear interest from the later of August 1, 2002 and the last interest payment date (if any) of the Existing Notes to occur prior to the issue date of the Exchange Notes. Holders of the Existing Notes whose Existing Notes are accepted for exchange pursuant to an Exchange Offer will not receive interest on such Existing Notes for any period subsequent to the later of August 1, 2002 and the last interest payment date (if any) to occur prior to the issue date of the Exchange Notes.

ISSUER.....................  Intrawest Corporation.

NOTES......................  $397,000,000 aggregate principal amount of the
                             Company's 10.50% Senior Notes due February 1, 2010.

MATURITY DATE..............  February 1, 2010.

INTEREST PAYMENT DATES.....  February 1 and August 1 of each year, commencing
                             February 1, 2003.

OPTIONAL REDEMPTION........  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2005, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. See "Description of the Exchange Notes -- Optional Redemption."

TAX REDEMPTION.............  The Exchange Notes will be redeemable by the
                             Company at any time, in whole but not in part, at the option of the Company at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption in the event the Company becomes obligated to pay Additional Amounts (as defined herein) as a result of certain changes affecting Canadian withholding taxes. See "Description of the Exchange Notes -- Optional Redemption" and "-- Additional Amounts for Canadian Taxes."

CHANGE OF CONTROL..........  Upon the occurrence of a Change of Control
                             Triggering Event, which requires both a Change of Control (as defined herein) and a Rating Decline (as defined herein), the Company is required to offer to purchase all outstanding Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange Notes -- Covenants -- Change of Control."

ADDITIONAL AMOUNTS.........  All payments with respect to the Exchange Notes made by the Company will be made without withholding or deduction for Canadian taxes unless required by law or by the interpretation or administration thereof, in which case, subject to certain exceptions, the Company will pay such Additional Amounts as may be necessary, so that the net amount received by the holders after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See "Description of the Exchange Notes -- Additional Amounts for Canadian Taxes."

RANKING....................  The Exchange Notes will constitute senior unsecured obligations of the Company, and indebtedness evidenced by the Exchange Notes will rank pari passu in right of payment with all other existing and future senior unsecured obligations of the Company and senior in right of payment to all existing and future obligations of the Company expressly subordinated in right of payment to the Exchange Notes. Holders of secured obligations of the Company will, however, have claims that are prior to the claims of the holders of the Exchange Notes with respect to the assets securing such obligations. In addition, the Exchange Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries. As of September 30, 2002, after giving pro forma effect to the application of the net proceeds of the Private Notes, the Company would have had $634.4 million of senior unsecured indebtedness and $242.6 million of secured indebtedness, and the Company's subsidiaries would have had $507.6 million of liabilities.

CERTAIN COVENANTS..........  The 2002 Indenture contains covenants that, among other things, limit the ability of the Company or, in some cases, certain of its subsidiaries, to incur indebtedness and issue preferred shares, make restricted payments, create liens, enter into sale and leaseback transactions, dispose of assets, enter into transactions with affiliates and related persons and enter into amalgamations, consolidations or mergers or sell all or substantially all of their assets. If the Exchange Notes are rated Investment Grade (as defined herein) by certain rating agencies, all such covenants will cease to apply, other than certain of the covenants relating to creating liens and to amalgamations, consolidations or mergers or the sale of all or substantially all of the Company's assets. All of these limitations, however, are subject to a number of important exceptions and qualifications. See "Description of the Exchange Notes -- Covenants" and "-- Fall-away Event."

ABSENCE OF PUBLIC MARKET
FOR THE EXCHANGE NOTES.....  Although the Initial Purchasers have informed the
                             Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes through Nasdaq.

                                  RISK FACTORS

      Prospective recipients of the Exchange Notes should consider carefully the information set forth under "Risk Factors" and all other information set forth in this Prospectus in evaluating an investment in the Exchange Notes.

                             ADDITIONAL INFORMATION

      For additional information regarding the Exchange Notes, see "Description of the Exchange Notes" and "Certain Income Tax Considerations."

                                  RISK FACTORS

      Participation in the Exchange Offers is voluntary. In addition to other information set forth elsewhere in the Prospectus, before tendering Existing Notes for Exchange Notes, prospective recipients of the Exchange Notes should consider carefully the risk factors set forth below in evaluating an investment in the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

      Holders of Private Notes who do not exchange their Private Notes for Exchange Notes pursuant to the Private Note Exchange Offer will continue to be subject to the restrictions on transfer of such Private Notes as set forth in the legend thereon as a consequence of the issuance of the Private Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and similar requirements of applicable securities laws of the states of the United States and other jurisdictions. In general, the Private Notes may not be offered or sold, unless registered under the Securities Act or registered or qualified for distribution under the securities laws of other applicable jurisdictions, except pursuant to an exemption therefrom or in a transaction not subject thereto. Except in certain limited circumstances provided for in the Registration Rights Agreement, the Company does not intend to register the Private Notes under the Securities Act or to register or qualify for distribution the Private Notes under the securities laws of any such jurisdiction. In addition, any holder of Private Notes who tenders in the Private Note Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Issuance of the Exchange Notes in exchange for Existing Notes pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of such Existing Notes, the applicable properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Existing Notes desiring to tender such Existing Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Existing Notes for exchange. Private Notes that are not tendered or that are tendered but not accepted by the Company for exchange pursuant to the Private Note Exchange Offer, will, following consummation of such Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof provided for in the Private Notes and the 2002 Indenture and, upon consummation of the Private Note Exchange Offer, certain registration rights under the Registration Rights Agreement relating to the Private Notes will terminate. See "Description of the Exchange Notes -- Exchange Offer; Registration Rights."

      Holders of Existing Notes who do not exchange their Existing Notes in the Exchange Offers will not be able to take advantage of the potential increased liquidity afforded by the Exchange Notes which would have a total aggregate principal amount of $397,000,000 as opposed to $137,000,000 for the Private Notes and $260,000,000 for the Registered Notes. Further, to the extent that Existing Notes are tendered and accepted in an Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Existing Notes could be adversely affected, and the volatility of the market price of the Existing Notes could increase, due to a reduction in liquidity. Although the Private Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Private Notes will develop while they are subject to restrictions on transfer.

DILUTION OF INTEREST

      If all Existing Notes are exchanged for Exchange Notes, $397,000,000 aggregate principal amount of Exchange Notes will be outstanding following consummation of the Exchange Offers, and the Exchange Notes will be deemed to be a single series of notes outstanding under the 2002 Indenture. In such case, any actions requiring the consent of each holder or the holders of a majority in outstanding principal amount of Notes under the 2002 Indenture will therefor require the consent of each holder of Exchange Notes or the holders of a majority in aggregate principal amount of such outstanding Exchange Notes, as applicable, and the current individual voting interest of each holder of Private Notes and Registered Notes will accordingly be diluted.

LEVERAGE

      As of September 30, 2002, after giving pro forma effect to the application of the net proceeds of the Private Notes, the Company would have had total consolidated debt of $1.15 billion and shareholders' equity of $635.4 million. See "Consolidated Capitalization" and "Use of Proceeds." The 2002 Indenture permits the Company and its subsidiaries to incur or guarantee additional debt, subject to certain limitations. There is no assurance the Company's business will generate sufficient cash flow from operations in the future to service the Company's debt and make necessary capital expenditures, in which case the Company may seek additional financing, dispose of certain assets or seek to refinance some or all of its debt. There is no assurance that any of these alternatives could be effected, if at all, on satisfactory terms.

      The 2002 Indenture contains numerous financial and operating covenants that limit the discretion of management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. A failure to comply with the obligations contained in the 2002 Indenture could permit acceleration of the related debt and acceleration of debt under other instruments that contain cross-acceleration or cross-default provisions. See "Description of the Exchange Notes -- Covenants."

ADVERSE CONSEQUENCES OF HOLDING COMPANY STRUCTURE

      The Company is primarily a holding company with limited material business operations, sources of income or assets of its own other than the shares of its subsidiaries. The Exchange Notes will be obligations exclusively of the Company. The subsidiaries of the Company will not have guaranteed the payment of principal or of interest on the Exchange Notes and the Exchange Notes will therefore be effectively subordinated to the obligations of the Company's subsidiaries as a result of the Company being a holding company. In the event of an insolvency, liquidation or other reorganization of any of the subsidiaries of the Company, the creditors of the Company (including the holders of the Exchange Notes), as well as shareholders of the Company, will have no right to proceed against the assets of such subsidiaries or to cause the liquidation or bankruptcy of such subsidiaries under applicable bankruptcy laws. Creditors of such subsidiaries would be entitled to payment in full from such assets before the Company, as a shareholder, would be entitled to receive any distribution therefrom. Except to the extent that the Company may itself be a creditor with recognized claims against such subsidiaries, claims of creditors of such subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including claims under the Exchange Notes. As of September 30, 2002, after giving pro forma effect to the application of the net proceeds of the Private Notes, the Company's subsidiaries would have had $507.6 million of liabilities.

      In addition, as a result of the Company being a holding company, the Company's operating cash flow and its ability to service its indebtedness, including the Exchange Notes, is dependent upon the operating cash flow of its subsidiaries and the payment of funds by such subsidiaries to the Company in the form of loans, dividends or otherwise. The Company's subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Exchange Notes or to make any funds available therefor, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Company by its subsidiaries may be subject to statutory or contractual restrictions (including requirements to maintain minimum levels of working capital and other assets), are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.

SEASONALITY OF OPERATIONS

      Ski and resort operations are highly seasonal. In fiscal 2002 approximately 67% of the Company's ski and resort operations revenue was generated during the period from December to March. Furthermore, during this period a significant portion of ski and resort operations revenue is generated on certain holidays, particularly Christmas/New Year, Presidents' Day and school spring breaks, and on weekends. Problems during these peak periods, such as adverse weather conditions, access route closures and equipment failures, could have a material adverse effect on the Company's operating results. The Company's real estate operations tend to be somewhat seasonal as well, with construction primarily taking place during the summer and the majority of sales being closed in the December to June period. Although the Company expects its warm-weather resorts to mitigate the seasonality of ski and resort operations revenue, the Company's mountain resorts have operating losses and negative cash flows for the period from May to October. The Company has revolving lines of credit aggregating approximately $400 million on which it can draw during this period to finance its working capital requirements. The Company's ability to borrow under these credit facilities is subject to certain conditions, including compliance with certain financial covenants. A reduction in these credit facilities could have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance that the Company will continue to be able to borrow under such credit facilities.

CAPITAL EXPENDITURES

      The Company operates in a capital-intensive industry and has made significant capital expenditures to establish its competitive position. The Company spent $107.1 million in fiscal 2002 on acquisitions, resort operations capital improvements and other investments. The Company expects to incur approximately $20 million to $25 million per year in ongoing maintenance expenditures at its resorts. In addition, the Company makes significant investments in connection with its real estate development activities. The Company expects to make significant capital expenditures in the future to enhance and maintain the operations of its resorts and to develop its expanded real estate holdings. There can be no assurance that the Company will have adequate funds, from internal or external sources, to make all planned or required capital expenditures. A lack of available funds for such capital expenditures could have a material adverse effect on the Company's ability to implement its operating and growth strategies.

GROWTH INITIATIVES

      The Company is currently engaged in, and has plans for, a variety of improvement, expansion and development projects relating to both its resort and real estate operations. There can be no assurance (i) that the Company will receive the necessary regulatory approvals for such projects, (ii) as to when such projects will be completed, (iii) that the Company's estimated costs associated with such projects will prove to be accurate or (iv) that the Company will receive the expected benefits from such projects.

REAL ESTATE DEVELOPMENT

      In addition to the risks described herein, the development of real estate exposes the Company to a number of other specific risks, including the inability to obtain necessary zoning and regulatory approvals, the availability of construction financing, potential cost overruns and the attractiveness of properties to prospective purchasers and tenants. There can be no assurance that market conditions will support the Company's planned real estate development activities.

COMPETITION

      The industries in which the Company operates are highly competitive. The Company's resorts compete for destination visitors with other resorts in Canada, the United States, Europe and Japan. They also compete for destination and day visitors within each resort's local market area. The competitive position of the Company's resorts is dependent upon many variables, including location and accessibility, pricing, extent and quality of resort facilities, quality of snow conditions and terrain, quality of ski and golf facilities, service and reputation. There can be no assurance that the Company's principal competitors will not be successful in capturing a share of the Company's present or potential customer base. Intrawest also faces competition for destination and day visitors from other leisure industry companies and alternative recreational activities. Such competitors may be better positioned to withstand adverse weather or economic conditions and they may have greater financial resources to develop new attractions.

UNFAVORABLE WEATHER CONDITIONS

      The Company's ability to attract visitors to its mountain resorts is influenced by weather conditions and the amount of snowfall during the ski season. Adverse weather conditions may discourage visitors from participating in outdoor activities at the Company's resorts. In addition, unseasonably warm weather may result in inadequate natural snowfall, which increases the cost of snowmaking, and could render snowmaking wholly or partially ineffective in maintaining quality skiing conditions. Excessive natural snowfall may materially increase the costs incurred for grooming trails and may also make it difficult for visitors to obtain access to the Company's mountain resorts. Prolonged periods of adverse weather conditions, or the occurrence of such conditions during peak periods of the ski season, could have a material adverse effect on the Company's operating results.

ECONOMIC DOWNTURN

      Skiing and golf are discretionary recreational activities with relatively high participation costs, and a deterioration of economic conditions could have an adverse impact on the Company's resort operations. An economic downturn could reduce spending on resort vacations and result in declines in visits and revenue per visit. In addition, an economic downturn could expose the Company's real estate operations to land risk and completed inventory risk. Land risk arises when land is purchased with debt and economic conditions deteriorate resulting in higher holding costs and reduced profitability or loan defaults and foreclosure action. Completed inventory risk arises when completed units cannot be sold and construction financing cannot be repaid. There can be no assurance that an economic downturn will not have a material adverse effect on the operating results of the Company's real estate operations.

ADEQUACY OF INSURANCE COVERAGE

      All resorts owned by the Company are insured against property damage, business interruptions and general liability. There can be no assurance that such insurance will remain available to the Company at commercially reasonable rates or that the amount of such coverage will be adequate to cover any liability incurred by the Company. If the Company is held liable for amounts exceeding the limits of its insurance coverage or for claims outside the scope of that coverage, its business, results of operations and financial condition could be materially adversely affected.

DEPENDENCE ON KEY EMPLOYEES

      The success of the Company depends in part on its senior management. The unanticipated departure of any key member of the Company's management team could have a material adverse effect on the Company's financial condition and results of operations.

CURRENCY EXPOSURE

      Over the past several years, the Company's Canadian resort operations have benefited from the lower Canadian dollar, particularly in relation to the US dollar, by making such operations particularly attractive to US and European visitors. A significant increase in the value of the Canadian dollar, particularly against the US dollar, could have a material adverse impact on the Company's earnings from its Canadian resorts.

      To the extent that the United States dollar proceeds from the sale of the Private Notes are used to retire Canadian dollar debt and the repayment of the Exchange Notes is dependent on Canadian dollar cash flows, the Company is exposed to exchange rate risk.

ABSENCE OF PUBLIC MARKETS FOR THE EXCHANGE NOTES

      Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes through Nasdaq.

LIMITATION ON ABILITY TO PURCHASE THE EXCHANGE NOTES FOLLOWING A CHANGE OF CONTROL TRIGGERING EVENT

      The 2002 Indenture provides that, upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase outstanding Exchange Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest thereon to the date of purchase. In the event of a Change of Control Triggering Event, the total debt represented by the Exchange Notes could become due and payable. There can be no assurance that the Company would be able to repay or refinance such indebtedness or, if such refinancing were to occur, that such refinancing would be on terms favorable to the Company. See "Description of the Exchange Notes -- Covenants -- Change of Control."

                              RECENT DEVELOPMENTS

CHANGES IN SHARE AND LOAN CAPITAL STRUCTURE

      On February 19, 2002, the Company announced its intention to effect a normal course issuer bid through the facilities of the Toronto Stock Exchange (the "TSX") to purchase up to 370,000 of its Non-Resort Preferred Shares (the "NRP Shares") during the period commencing on February 22, 2002 and terminating on the earlier of February 21, 2003 and the date upon which the Company has acquired the maximum number of NRP Shares permitted under the bid. Purchases of NRP Shares under the bid will be made, subject to the rights and restrictions attached to the NRP Shares, from time to time at the then current market price of the NRP Shares as traded on the TSX and any NRP Shares purchased will be cancelled. The Company has purchased 8,900 NRP Shares under this bid to date at an average price of Cdn.$1.69 per share.

      On November 12, 2002, the Company announced that it will redeem all of its remaining outstanding NRP Shares on December 18, 2002 at a price of Cdn.$2.02 per share. There are currently 5,163,436 NRP Shares outstanding.

RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)

      On November 12, 2002, the Company announced its results for the three months ended September 30, 2002. Total revenue for the quarter was $112.7 million compared with $93.7 million for the same period last year. Net loss from continuing operations was $11.1 million or $0.23 per share compared with a loss of $9.8 million or $0.22 per share in 2001.

      Revenue from ski and resort operations for the quarter was $65.4 million compared with $58.7 million in the same quarter of 2001 as higher occupancy levels and room nights generated increased revenue in lodging, retail and food and beverage. During the period the revenue contribution from warm-weather resorts increased to $19.9 million from $17.7 million last year.

      Results from ski and resort operations were offset by lower real estate earnings. Revenue from real estate increased to $47.1 million from $33.1 million in 2001 while real estate profit declined from $4.9 million to $3.9 million. The first quarter represents just six per cent of expected closings for the year and profitability was significantly affected by higher than expected start-up costs associated with a new Club Intrawest location at Sandestin. Resort Club sales in the quarter were $12.1 million, up from $8.9 million last year due primarily to the opening of the Sandestin location.

                          CONSOLIDATED CAPITALIZATION

      The following table sets forth the consolidated capitalization of the Company as of September 30, 2002 (i) on an actual basis, and (ii) as adjusted to reflect the application of the net proceeds of the Private Notes as described under "Use of Proceeds." This table should be read in conjunction with the Consolidated Financial Statements incorporated by reference into this Prospectus.

                                                                AS OF SEPTEMBER 30, 2002
                                                              -----------------------------
                                                                ACTUAL      AS ADJUSTED(1)
                                                              ----------    ---------------
                                                                       (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
Cash and short-term deposits................................  $   63,105      $   63,105
                                                              ==========      ==========
6.85% Debentures due 2002...................................  $   78,755      $       --
Other short-term debt(2)....................................     185,544         185,544
                                                              ----------      ----------
                                                                 264,299         185,544
                                                              ----------      ----------
Long-term debt
  Bank and other long-term debt
     Ski and resort operations..............................      64,246          64,246
     Real estate............................................      41,647          41,647
     Other..................................................     180,034         258,789
  9.75% Senior Notes due 2008...............................     200,191         200,191
  Registered Notes..........................................     263,010         263,010
  Private Notes.............................................     137,000         137,000
                                                              ----------      ----------
     Total long-term debt...................................     886,128         964,883
                                                              ----------      ----------
Non-controlling interest in subsidiaries....................      32,782          32,782
                                                              ----------      ----------
Total shareholders' equity(3)(4)............................     635,381         635,381
                                                              ----------      ----------
  Total capitalization......................................  $1,818,590      $1,818,590
                                                              ==========      ==========

---------------

(1) The total net proceeds from the sale of the Private Notes will be used to repay in full the Company's 6.85% Debentures due December 2, 2002 and to reduce bank and other indebtedness of the Company. See "Use of Proceeds."

(2) Consists of current portion of long-term debt.

(3) Includes approximately $6.2 million in respect of the NRP Shares of the Company, which represent the net equity of the Company's non-resort real estate assets. As of September 30, 2002, 50,000,000 NRP Shares were authorized, of which 5,163,436 were outstanding. See note 12 to the Annual Consolidated Financial Statements. On November 12, 2002, the Company announced that it will redeem all of its remaining NRP Shares on December 18, 2002.

(4) Does not include (i) 4,106,900 Common Shares reserved for issuance on the exercise of the then outstanding stock options granted under the Company's stock option plan and (ii) 196,400 Common Shares reserved for issuance pursuant to the Company's share purchase plans.

                                USE OF PROCEEDS

      There will be no cash proceeds payable to the Company from the issuance of the Exchange Notes pursuant to the Exchange Offers. The Company intends to use the net proceeds of approximately $137 million received from the sale of the Private Notes to repay in full the Company's 6.85% Debentures due December 2, 2002 and to reduce bank and other indebtedness of the Company. The indebtedness to be repaid was incurred for maintenance and capital expenditures, real estate development projects and other general corporate purposes. The Existing Notes surrendered in exchange for Exchange Notes will be cancelled and cannot be reissued. The issuance of the Exchange Notes will not result in any change in the aggregate indebtedness of the Company.

                                  THE COMPANY

      The Company was formed by an amalgamation on November 23, 1979 under the Company Act (British Columbia) and was continued under the Canada Business Corporations Act on January 14, 2002. The registered office of the Company is located at 1300 - 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K2, its executive office is located at Suite 800, 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6 and its telephone number is (604) 669-9777.

OVERVIEW

      Intrawest is the leading developer and operator of village-centered resorts across North America. The Company's principal strength is its ability to combine expertise in resort operations and real estate development. By combining high-quality resort services and amenities with innovative residential and commercial real estate development, the Company has generated, and has implemented strategies that it expects will continue to generate, increases in the number of visitors, return on assets and average selling prices of real estate at its resorts. In fiscal 2002 the Company's resort EBITDA was $107.3 million on revenues of $485.1 million. For the same period, the Company's real estate EBITDA was $85.1 million on revenues of $487.8 million. Ski and resort operations represented approximately 49.2% and real estate operations represented approximately 49.5% of the Company's consolidated revenues from continuing operations.

CORPORATE STRUCTURE

      The following is a list of the Company's principal subsidiaries and partnerships as at June 30, 2002, indicating the place of incorporation/registration, and showing the percentage equity interest beneficially owned by the Company.

                                                              PLACE OF            PERCENTAGE
                                                           INCORPORATION/       EQUITY INTEREST
                                                            REGISTRATION      HELD BY THE COMPANY
                                                          ----------------    -------------------
Blackcomb Skiing Enterprises Limited Partnership......    British Columbia        77
Whistler Mountain Resort Limited Partnership..........    British Columbia        77
Mont Tremblant Resorts and Company, Limited
  Partnership.........................................         Quebec             100
IW Resorts Limited Partnership........................    British Columbia        100
Intrawest Resort Ownership Corporation................    British Columbia        100
Intrawest Resort Finance Corporation..................    British Columbia        100
Intrawest U.S. Holdings Inc...........................        Delaware            100
Intrawest Luxembourg S.A..............................       Luxembourg           100
Intrawest Golf Holdings, Inc..........................        Delaware            100
Intrawest Retail Group, Inc...........................        Colorado            100
Intrawest Resorts, Inc................................        Delaware            100
Intrawest Sandestin Company, L.L.C. ..................        Delaware            100
Keystone/Intrawest L.L.C..............................        Delaware            50
Copper Mountain, Inc..................................        Delaware            100
Mountain Creek Resort, Inc............................       New Jersey           100
Snowshoe Mountain, Inc................................     West Virginia          100
The Stratton Corporation..............................        Vermont             100

RESORT OPERATIONS

      Intrawest's network of nine mountain resorts, which are geographically diversified across North America's major ski regions, enables it to provide a wide range of distinctive vacation experiences. The Company's resorts include Whistler Blackcomb and Panorama in British Columbia, Blue Mountain in Ontario, Tremblant in Quebec, Stratton in Vermont, Snowshoe in West Virginia, Copper in Colorado, Mountain Creek in New Jersey and Mammoth in California. During the 2001/2002 ski season the Company's network of resorts generated approximately
7.0 million skier visits, which is more than the number generated by any other North American group of affiliated mountain resorts. Intrawest holds a 45% equity interest in Alpine Helicopters, Ltd., the parent company of Canadian Mountain Holidays Inc., a provider of helicopter destination skiing and helicopter-assisted mountaineering and hiking in southeastern British Columbia. Intrawest is also in the process of negotiating an agreement with the City and County of Denver to operate and develop Winter Park in Colorado.

      Intrawest is also developing and operating the warm-weather destination resort of Sandestin, the largest resort and residential community in northwestern Florida. Intrawest owns and operates 17 golf courses throughout North America and manages an additional 8 courses.

      The following table summarizes certain key statistics relating to each of the Company's mountain resort locations.

                       INTRAWEST                                                 AVERAGE     SNOW-     2001/2002
                       OWNERSHIP    SKIABLE   VERTICAL               LIFTS        ANNUAL     MAKING      SKIER
       RESORT          PERCENTAGE   TERRAIN     DROP     TRAILS   (HIGH-SPEED)   SNOWFALL   COVERAGE    VISITS
       ------          ----------   -------   --------   ------   ------------   --------   --------   ---------
                          (%)       (ACRES)    (FEET)                            (INCHES)     (%)       (000'S)
Whistler Blackcomb...       77       7,071     5,280      227        33(15)        360          7        2,230
Mammoth..............       59.5(1)  3,500     3,100      185        35(10)        350         17        1,221
Copper...............      100       2,450     2,699      125         23(5)        255         16        1,005
Tremblant............      100         604     2,115       92         14(7)        140         75          754
Blue Mountain........       50         251       720       34         12(4)        100         94          472
Snowshoe.............      100         224     1,598       57         14(2)        185        100          417
Stratton.............      100         583     2,003       90         16(5)        180         86          387
Mountain Creek.......      100         168     1,040       44         11(3)         90        100          254
Panorama.............      100       1,500     4,047      100         10(1)        110         35          212
Mont Ste. Marie(2)...      100         108     1,250       25          3(2)        120         90           62

---------------

(1) Each of the shareholders of Mammoth Mountain Ski Area ("MMSA") (including the Company) has a pro rata right of first refusal to purchase any shares of MMSA to be sold by any other shareholder to third parties.

(2) The Company sold Mont Ste. Marie effective February 1, 2002.

RESORT REAL ESTATE DEVELOPMENT

      Intrawest is North America's largest mountain resort real estate developer. The Company owns, develops and manages residential and commercial resort real estate at each of its resorts and is developing mountain resort villages at Keystone in Colorado, Squaw Valley in California, Solitude in Utah, Snowmass in Colorado and Les Arcs in France. The Company is also developing resort villages at Lake Las Vegas Resort in Nevada and at Sandestin in Florida. Intrawest owns or has rights to acquire land on which it expects to develop and sell approximately 19,400 units over the next 10 to 12 years. The Company's resort development formula links the staged expansion of ski, golf and other resort operations with the planning, design and managed development of architecturally distinct four-season resort villages. The Intrawest formula emphasizes quality of service, comprehensive amenities, village ambience and other characteristics which attract visitors and buyers of real estate. Intrawest has successfully employed this formula at Whistler Blackcomb and Tremblant and, as a result, the villages at these locations have become major attractions, drawing both skiers and non-skiers. The Company is at various stages of applying its formula to the extensive developable land holdings at its other resorts. At many of its resorts, the Company also builds and operates resort club locations which are marketed as timeshare vacation ownership resorts. Resort club locations are in operation at Whistler Blackcomb, Tremblant, Panorama and Sandestin, and in Hawaii, Vancouver and Palm Desert.

      The following table summarizes certain key statistics relating to each of the Company's resort real estate holdings.

                                                                          AS AT JUNE 30, 2002
                                 DATE       --------------------------------------------------------------------------------
                             CONSTRUCTION                               RESIDENTIAL                              COMMERCIAL
                              COMMENCED/                  RESIDENTIAL   UNITS HELD    COMMERCIAL   COMMERCIAL    SPACE HELD
                             IS EXPECTED    RESIDENTIAL   UNITS UNDER   FOR FUTURE      SPACE      SPACE UNDER   FOR FUTURE
RESORT                       TO COMMENCE    UNITS SOLD    DEVELOPMENT   DEVELOPMENT   COMPLETED    DEVELOPMENT   DEVELOPMENT
------                       ------------   -----------   -----------   -----------   ----------   -----------   -----------
                                                                                       (SQ FT)       (SQ FT)       (SQ FT)
Whistler Blackcomb(1)......      1987          3,063           428           330       109,000        69,000         37,000
Tremblant..................      1992          1,994            70         2,742       154,000        --             89,000
Keystone(2)................      1995            928           115         1,511        95,000        --             94,000
Panorama...................      1995            387            61         1,068        22,000        --             10,000
Stratton...................      1997            270            20           849         --           --             30,000
Snowshoe...................      1997            284            98           923        35,000         3,000         50,000
Mammoth....................      1998            343           209         2,137         4,000        62,000         41,000
Copper.....................      1998            454            59           526        77,000        10,000         27,000
Sandestin..................      1999            661           304         1,393        19,000        96,000         24,000
Solitude(3)................      1999            120            50            64         9,000        --              3,000
Three Peaks(4).............      2000            180            70            75         --           --             --
Blue Mountain..............      2000            326           104         1,555        18,000        17,000         85,000
Squaw Valley...............      2000            137           153           285        32,000        35,000         56,000
Mountain Creek.............      2001             39            66           649         --           --            169,000
Lake Las Vegas.............      2001          --              115           683         --           60,000         88,000
Les Arcs...................      2002          --              102           621         --            7,000         55,000
Snowmass...................      2003          --            --              630         --           --            151,000
                                               -----         -----        ------       -------       -------      ---------
                                               9,186         2,024(5)     16,041(5)    574,000       359,000(5)   1,009,000(5)
                                               =====         =====        ======       =======       =======      =========

---------------

(1) The Company has a 77% interest in both Whistler Mountain Resort Limited Partnership and Blackcomb Skiing Enterprises Limited Partnership. The information on Whistler Blackcomb in this table reflects 100% of the partnerships' land holdings.
(2) The Company has a 50% interest in a joint venture that owns and is developing the land at Keystone (certain projects are at 55% and 60%). The information on Keystone in this table reflects 100% of the joint venture's land holdings.
(3) The Company entered into an option agreement with Solitude Ski Corporation in September 1998 pursuant to which the Company has the right to acquire land at the base of Solitude Mountain.
(4) The Company has a 50% interest in a joint venture that owns and is developing the land at Three Peaks. The information on Three Peaks in this table reflects 100% of the joint venture's land holdings.
(5) The Company's pipeline of real estate projects comprises residential units and commercial space under development and held for future development which aggregate 19,433 units.

                               INTEREST COVERAGE

      The interest coverage set forth below has been prepared and included in this Prospectus in accordance with the disclosure requirements of applicable Canadian securities laws and has been calculated on a pro forma basis after giving effect to the issuance of the Private Notes, the repayment of the Company's 6.85% Debentures due December 2, 2002 and other long-term debt from the proceeds of the offering of Private Notes and the repayment or redemption of all long-term debt since the date of the Annual Consolidated Financial Statements.

      The annual interest requirements on the bank and other indebtedness of Intrawest (using applicable interest and exchange rates) for the 12 months ended June 30, 2002, and for the 12 months ended September 30, 2002, were $94.0 million and $91.6 million, respectively. The Company's earnings before deduction of interest on bank and other indebtedness and income taxes for the 12 months ended June 30, 2002, and for the 12 months ended September 30, 2002, amounted to $139.1 million and $139.0 million, respectively. These amounts are, respectively, 1.48 and 1.52 times the Company's annual interest requirements.

                              THE EXCHANGE OFFERS

      The Private Notes were not registered under the Securities Act or the securities laws of any state of the United States, or qualified for distribution under the securities laws of any province of Canada. The Private Notes were offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A and in offshore transactions meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act and were sold under private placement exemptions from the prospectus requirements of applicable securities laws in Canada. The Private Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market.

      The sole purpose of the Private Note Exchange Offer is to fulfill the obligations of the Company with respect to the Registration Rights Agreement which was entered into in connection with the sale of the Private Notes. Under the Registration Rights Agreement, the Company has agreed to (i) file an Exchange Offer Registration Statement with the Commission within 60 days following the date of original issue of the Private Notes with respect to an offer to exchange the Private Notes for debt securities of the Company which are substantially identical to the Private Notes, (ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days following the date of original issue of the Private Notes and (iii) use its best efforts to consummate such exchange offer within 45 days after such Exchange Offer Registration Statement has been declared effective.

      The purpose of the Registered Note Exchange Offer, when considered together with the Private Note Exchange Offer, is to create a single series of debt securities having a total outstanding principal amount which is larger than the Registered Notes as a separate series, thus resulting in potentially greater liquidity for the Exchange Notes.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES

      Promptly after the Registration Statement of which this Prospectus constitutes a part (which, for purposes of the Registration Rights Agreement, constitutes an Exchange Offer Registration Statement) has been declared effective under the Securities Act and a receipt has been issued for this Prospectus by the securities regulatory authorities of the Qualifying Provinces, the Company will offer the Exchange Notes in exchange for surrender of the Existing Notes. The Company will keep each Exchange Offer open for not less than 30 calendar days after the date on which notice of the Exchange Offers is mailed to the holders of Existing Notes. In substitution for each Existing Note properly tendered to the Company pursuant to an Exchange Offer and not withdrawn by the holder thereof, the holder of such Existing Note will receive an Exchange Note having a principal amount equal to the principal amount of such surrendered Existing Note. The Exchange Notes issued in exchange for the Private Notes will evidence the same debt as the Private Notes and will be issued, and holders thereof will be entitled to the same rights as holders of the Private Notes, under the 2002 Indenture. The Exchange Notes will bear interest from the later of August 1, 2002 and the latest interest payment date (if any) of Existing Notes to occur prior to the issue date of the Exchange Notes. Holders of Existing Notes whose Existing Notes are accepted for exchange pursuant to an Exchange Offer will not receive interest on such Existing Notes for any period subsequent to the later of August 1, 2002 and the last interest payment date (if any) to occur prior to the issue date of the Exchange Notes. Under the terms of the 2002 Indenture, Exchange Notes issued in exchange for Existing Notes will be consolidated with, and will form a single series of securities with, any outstanding Private Notes which are not tendered, or tendered but not accepted, under the Private Note Exchange Offer.

      The terms of the Exchange Notes are identical in all material respects to the Private Notes except for certain transfer restrictions and registration rights relating to the Private Notes and except that, in the event that either
(i) an Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the date of original issue of the Private Notes, (ii) such Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the date of original issue of the Private Notes, (iii) the Private Note Exchange Offer is not completed within 45 days after the initial effective date of the Exchange Offer Registration Statement,
(iv) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable or (v) certain other events specified in the Registration Rights Agreement occur, then special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Private Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Private Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. See "Description of the Exchange Notes -- Exchange Offers; Registration Rights." The terms of the Exchange Notes are identical in all material respects to the Registered Notes.

      Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letters of Transmittal (which together constitute the Exchange Offers), the Company will accept for exchange Existing Notes which are validly tendered on or prior to the applicable Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on December 20, 2002; provided, however, that if the Company in its sole discretion extends the period of time for which an Exchange Offer is open, the term "Expiration Date" means 5:00 p.m., New York City time, on the latest date to which such Exchange Offer is extended.

      As of the date of this Prospectus, $137 million aggregate principal amount of Private Notes and $260 million aggregate principal amount of Registered Notes are outstanding. This Prospectus, together with the applicable Letter of Transmittal, is first being sent on or about November 19, 2002 to all registered holders of Existing Notes known to the Company. The Company's obligation to accept Existing Notes for exchange pursuant to an Exchange Offer is subject to certain conditions set forth under "-- Certain Conditions to the Exchange Offers" below.

      Existing Notes tendered in an Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

      The Company expressly reserves the right to extend or amend either Exchange Offer at any time or from time to time prior to the Expiration Date thereof or to terminate an Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange for any reason, including if any of the events set forth below under "-- Certain Conditions to the Exchange Offers" shall have occurred and shall not have been waived by the Company. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Exchange Agent and to the holders of the Existing Notes as promptly as practicable, such notice to such holders in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date thereof. During any extension of an Exchange Offer, all Existing Notes previously tendered pursuant to such Exchange Offer will remain subject to such Exchange Offer.

PROCEDURES FOR TENDERING EXISTING NOTES

      The tender to the Company of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letters of Transmittal. Except as set forth below, a holder who wishes to tender Existing Notes for exchange pursuant to an Exchange Offer must transmit the applicable properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to, or an Agent's Message (as defined herein) in connection with a book-entry transfer must be completed and received by, the Exchange Agent at the address set forth in such Letter of Transmittal on or prior to the Expiration Date of such Exchange Offer. In addition, either (i) certificates for such Existing Notes must be received by the Exchange Agent along with the applicable Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Notes, if such procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent on or prior to the Expiration Date of such Exchange Offer or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH

DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO THE COMPANY.

      It is anticipated that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. In that event, participants in the program may, instead of physically completing and signing the applicable Letter of Transmittal and delivering it to the Exchange Agent, transmit their acceptance of an Exchange Offer electronically. They would do so by causing DTC to transfer the Existing Notes to be tendered to the Exchange Agent in accordance with its procedures for transfer. DTC would then send an Agent's Message to the Exchange Agent. See "-- Book-Entry Transfer." The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent, forming a part of a confirmation of a book-entry transfer, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Existing Notes, that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal and that the Company may enforce such agreement against such participant.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be made by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or which is otherwise an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, "Eligible Institutions").

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of an Exchange Offer as to any particular Existing Notes either before or after the Expiration Date thereof (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in such Exchange Offer). The interpretation of the terms and conditions of an Exchange Offer as to any particular Existing Notes either before or after the Expiration Date thereof (including the applicable Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

      If Existing Notes are registered in the name of a person other than a signer of the applicable Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

      If a Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

      In all cases, issuance of Exchange Notes for Existing Notes that are accepted for exchange pursuant to an Exchange offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes in the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents or an Agent's Message. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of an Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of such Exchange Offer.

BOOK-ENTRY TRANSFER

      The Exchange Agent will make a request to establish an account with respect to each of the Existing Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offers within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility system may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with DTC's procedures for transfer. However, although delivery of Existing Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the applicable Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an Agent's Message, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth in such Letter of Transmittal on or prior to the Expiration Date of the relevant Exchange Offer or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

      If a registered holder of Existing Notes desires to tender such Existing Notes and the Existing Notes are not immediately available, or time will not permit such holder's Existing Notes or other required documents to reach the Exchange Agent before the Expiration Date of the applicable Exchange Offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date of the applicable Exchange Offer, the Exchange Agent received from such Eligible Institution the applicable properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, or mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the applicable Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the applicable Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

TERMS AND CONDITIONS OF THE LETTERS OF TRANSMITTAL

      Each Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the corresponding Exchange Offers.

      Each party tendering Existing Notes for exchange pursuant to an Exchange Offer (the "Transferor") will exchange, assign and transfer such Existing Notes to the Company and irrevocably constitute and appoint the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Existing Notes to be assigned, transferred and exchanged. The Transferor will represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Existing Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Existing Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Existing Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor will also warrant that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Existing Notes. In the case of Private Notes being tendered to the Private Note Exchange Offer, the Transferor will further agree that acceptance of any tendered Private Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain obligations under the Registration Rights Agreement and that the Company shall have no further obligations or liabilities thereunder (except in certain limited circumstances).

      All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representative, successors, assigns, executors and administrators of such Transferor.

      By tendering Existing Notes and executing the applicable Letter of Transmittal, the Transferor will certify that it is not an Affiliate of the Company, that it is not a broker-dealer that owns Existing Notes acquired directly from the Company or any Affiliate of the Company, that it is acquiring the Exchange Notes under the Exchange Offer in the ordinary course of such Transferor's business and that such Transferor is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such Exchange Notes.

WITHDRAWAL RIGHTS

      Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date of the applicable Exchange Offer.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth in the applicable Letter of Transmittal. Any such notice of withdrawal must specify the name of the person having tendered the Existing Notes to be withdrawn, identify the Existing Notes to be withdrawn (including the principal amount of such Existing Notes), and (where certificates for Existing Notes have been transmitted) specify the name in which such Existing Notes are registered, if different from that of the withdrawing holder. If certificates for Existing Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Existing Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of an Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing Notes) as soon as practicable after withdrawal, rejection of tender or termination of the applicable Exchange Offer. Properly withdrawn Existing Notes may be re-tendered by following one of the procedures described under "-- Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date of the applicable Exchange Offer.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

      Upon the terms and subject to the conditions of the applicable Exchange Offer, the acceptance for exchange of Existing Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made promptly after the Expiration Date thereof. For the purposes of each Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Existing Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

      The Exchange Agent will act as agent for the tendering holders of Existing Notes for the purposes of receiving Exchange Notes from the Company and causing Existing Notes to be assigned, transferred and exchanged, without disposing of the debt evidenced by such Existing Notes. Upon the terms and subject to the conditions of each Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Existing Notes will be made by the Exchange Agent promptly after acceptance of the tendered Existing Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFERS

      Notwithstanding any other provision of an Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Existing Notes and may terminate or amend either or both of the Exchange Offers, if at any time before the acceptance of such Existing Notes for exchange or the exchange of the Exchange Notes for such Existing Notes, any of the following events shall occur:

     (a) either Exchange Offer violates applicable law or any applicable interpretation of the staff of the Commission;

     (b) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with either Exchange Offer, or a material adverse development shall have occurred in any existing action or proceeding with respect to the Company; or

     (c) all governmental approvals shall not have been obtained, which approvals the Company deems necessary for the consummation of either Exchange Offer.

      The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable judgment. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      In addition, the Company will not accept for exchange any Existing Notes tendered, and no Exchange Notes will be issued in exchange for any such Existing Notes, if at such time any stop or cease trade order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part, this Prospectus or the qualification of the 2002 Indenture under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      Neither Exchange Offer is conditioned upon any minimum principal amount of Existing Notes being tendered or accepted for exchange.

EXCHANGE AGENT

      JPMorgan Chase Bank has been appointed as the Exchange Agent for each of the Exchange Offers. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth in the Letters of Transmittal. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letters of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                      BY MAIL, HAND OR OVERNIGHT DELIVERY:
                              JPMORGAN CHASE BANK
                               1301 FIFTH AVENUE
                                   SUITE 3410
                               SEATTLE, WA 98101
                          ATTENTION: MICHAEL A. JONES
                           FACSIMILE: (206) 624-3867
                      CONFIRM BY TELEPHONE: (206) 903-4908

      DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTERS OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

      The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offers and will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offers. The Company will, however, pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the Exchange Agent, accounting and certain legal fees.

      No person has been authorized to give any information or to make any representations in connection with the Exchange Offers other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company since the respective dates as of which information is given herein. Neither Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of such Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, in its discretion, take such action as it may deem necessary to make an Exchange Offer in any such jurisdiction and extend such Exchange Offer to holders of Existing Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require an Exchange Offer to be made by a licensed broker or dealer, such Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

      Holders who tender their Existing Notes for exchange pursuant to an Exchange Offer will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Exchange Notes in the name of, or request that Existing Notes not tendered or not accepted in an Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

      Holders of Private Notes who do not exchange their Private Notes for Exchange Notes pursuant to the Private Note Exchange Offer will continue to be subject to the restrictions on transfer of such Private Notes as set forth in the legend thereon as a consequence of the issuance of the Private Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, and similar requirements of applicable securities laws of the states of the United States and other jurisdictions. In general, the Private Notes may not be offered or sold, unless registered under the Securities Act or registered or qualified for distribution under the securities laws of other applicable jurisdictions, except pursuant to an exemption therefrom or in a transaction not subject thereto. Except in certain limited circumstances provided for in the Registration Rights Agreement, the Company does not intend to register the Private Notes under the Securities Act or to register or qualify for distribution the Private Notes under the securities laws of any such jurisdiction. In addition, any holder of Private Notes who tenders in the Private Note Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Private Notes that are not tendered or that are tendered but not accepted by the Company for exchange pursuant to the Private Note Exchange Offer, will, following consummation of the Private Note Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof provided for in the Private Notes and the 2002 Indenture and, upon consummation of the Private Note Exchange Offer, certain registration rights under the Registration Rights Agreement relating to the Private Notes will terminate. See "Description of the Exchange Notes -- Exchange Offers; Registration Rights."

      To the extent that Private Notes are tendered and accepted in the Private Note Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Private Notes could be adversely affected, and the volatility of the market price of the Private Notes could increase, due to a reduction in liquidity. Although the Private Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market, it is not expected that an active market for the Private Notes will develop while they are subject to restrictions on transfer.

      Any Registered Notes that are not tendered or that are tendered but not accepted by the Company for exchange pursuant to the Registered Note Exchange Offer, will, following consummation of the Registered Note Exchange Offer, remain outstanding and the holders thereof will continue to be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the 2000 Indenture. To the extent that Registered Notes are tendered and accepted in the Registered Note Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Registered Notes could be adversely affected, and the volatility of the market price of the Registered Notes could increase, due to a reduction in liquidity.

OTHER

      Participation in the Exchange Offers is voluntary, and holders of Existing Notes should carefully consider whether to accept either Exchange Offer and tender their Existing Notes. Holders of Existing Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

                       DESCRIPTION OF THE EXCHANGE NOTES

      The Exchange Notes issued in exchange for the Private Notes will evidence the same debt as the Private Notes and will be issued, and the holders thereof will be entitled to the same rights as holders of the Private Notes, under the 2002 Indenture. The Exchange Notes issued in exchange for Existing Notes will be consolidated with, and will form a single series of securities with, any untendered, or tendered but unaccepted, Private Notes. The terms of the Exchange Notes are identical in all material respects to the Private Notes except for certain transfer restrictions and registration rights relating to the Private Notes and except that, in the event that either (i) an Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the date of original issue of the Private Notes, (ii) such Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the date of original issue of the Private Notes, (iii) the Private Note Exchange Offer is not completed within 45 days after the initial effective date of the Exchange Offer Registration Statement, (iv) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or useable or (v) certain other events specified in the Registration Rights Agreement occur, then special interest, in addition to the interest set forth on the cover page hereof, shall accrue on the Private Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Private Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions. The Exchange Notes are identical in all material respects to the Registered Notes. A copy of the 2002 Indenture is available upon request from the Company. The 2002 Indenture is subject to the provisions of the Canada Business Corporations Act and, consequently, is exempt from the operation of certain provisions of the Trust Indenture Act, pursuant to Rule 4d-9 thereunder. The statements under this caption relating to the Exchange Notes and the 2002 Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the 2002 Indenture including the definitions of certain terms therein. Unless otherwise indicated, references under this caption to sections, "sec." or articles are references to the 2002 Indenture. Where reference is made to particular provisions of the 2002 Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference.

      For the purposes of this "Description of the Exchange Notes" all references herein to "Notes" shall be deemed to refer collectively to the Private Notes and any Exchange Notes and any references to the date of the 2002 Indenture refer to September 18, 2002, in each case unless otherwise indicated or the context otherwise requires.

GENERAL

      The Notes will constitute senior unsecured obligations of the Company and will mature on February 1, 2010. The Exchange Notes will be initially issued in a total principal amount up to $397 million. The Company may issue additional notes of the same series under the 2002 Indenture from time to time without the consent of the holders of the Notes. The Notes and any additional notes of this series subsequently issued under the 2002 Indenture will be treated as a single class for all purposes under the 2002 Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

      The Notes will bear interest at 10.50% per annum from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on February 1 and August 1 of each year to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding January 15 or July 15, as the case may be. The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at 10.50% per annum plus 1%. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the Notes will be the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for the purpose of providing the disclosure required by the Interest Act (Canada). (sections 301, 309 and 312)

      Principal of and premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, provided that, at the option of the Company, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the U.S. Trustee (as defined herein), as Paying Agent and Registrar. (sections 301, 305 and 1002)

      The Exchange Notes will be issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. (sec.
302) No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (sec. 305)

      Upon any exchange of Existing Notes for a like principal amount of Exchange Notes in connection with an Exchange Offer, the Existing Notes so exchanged shall be cancelled and shall no longer be deemed outstanding for any purpose. In no event shall the aggregate principal amount of Existing Notes and Exchange Notes exceed $397,000,000. The Exchange Notes and any remaining Private Notes shall constitute one class of securities for all purposes under the 2002 Indenture, including, without limitation, amendments, waivers and redemptions.

RANKING

      The Notes will be senior unsecured obligations of the Company and indebtedness evidenced by the Notes will rank pari passu in right of payment with all other existing and future senior unsecured obligations of the Company and senior in right of payment to all existing and future obligations of the Company expressly subordinated in right of payment to the Notes. Holders of secured obligations of the Company will, however, have claims that are prior to the claims of the holders of the Notes with respect to the assets securing such obligations. In addition, the Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of the Company's Subsidiaries. As of June 30, 2002, after giving pro forma effect to the sale of the Private Notes and the application of the proceeds thereof, the Company would have had approximately $635.9 million of senior unsecured indebtedness and $74.9 million of senior secured indebtedness, and the Company's Subsidiaries would have had $625.6 million of liabilities.

OPTIONAL REDEMPTION

       General

      The Notes will be subject to redemption at the option of the Company, in whole or in part, at any time on or after February 1, 2005 and prior to maturity upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning February 1 of the years indicated:

                                                               REDEMPTION
YEAR                                                             PRICE
----                                                           ----------
2005........................................................    105.250%
2006........................................................    103.500%
2007........................................................    101.750%
2008 and thereafter.........................................    100.000%

      If less than all the Notes are to be redeemed, the Trustees shall select, in such manner as they shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that it is an integral multiple of $1,000. (sections 204, 1101, 1104, 1105 and 1007)

      The Notes will not have the benefit of any sinking fund obligations.

       Redemption for Changes in Canadian Withholding Tax

      The Notes will be subject to redemption at the option of the Company, as a whole but not in part, at any time upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes at the addresses appearing in the Note Register at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest to but excluding the Redemption Date if the Company has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or interpretation or administration of such laws or regulations by the relevant taxing authority, which change or amendment is announced or becomes effective on or after the date of the 2002 Indenture. See "-- Additional Amounts for Canadian Taxes." (sec. 1101)

FALL-AWAY EVENT

      In the event that the Notes are rated Investment Grade by Moody's and S&P and no Event of Default or Default shall have occurred and be continuing (the occurrence of the foregoing events, being collectively referred to as the "Fall-away Event"), upon the request of the Company certain of the covenants described under "-- Covenants" will no longer be applicable to the Company and its Restricted Subsidiaries. The covenants that will be released upon the Fall-away Event are "Limitation on Debt and Preferred Shares," "Limitation on Sale and Leaseback Transactions," "Limitation on Restricted Payments," "Limitation on Asset Dispositions," "Transactions with Affiliates and Related Persons," "Change of Control" and clauses (iii) and (iv) under "Amalgamations, Mergers, Consolidations and Certain Sales of Assets." As a result, upon the occurrence of the Fall-away Event the Notes will be entitled to substantially less covenant protection. (sec. 1019)

COVENANTS

      The 2002 Indenture provides that all of the following restrictive covenants will be applicable to the Company and its Restricted Subsidiaries unless and until the Fall-away Event occurs. In such event, the Company will be released from its obligations to comply with certain of the restrictive covenants described below as well as certain other obligations. See
"-- Fall-away Event."

       Limitation on Debt and Preferred Shares

      The Company may not Incur any Debt, and may not permit any Restricted Subsidiary to Incur any Debt or issue any Preferred Shares, unless, after giving pro forma effect to the Incurrence of such Debt or the issuance of such Preferred Shares and the receipt and application of the proceeds thereof, (i) the Consolidated Cash Flow Coverage Ratio of the Company would be greater than
1.5 to 1 and (ii) the Consolidated Net Debt Ratio of the Company would be no greater than 0.6 to 1 (clauses (i) and (ii) above, collectively being the "Debt Incurrence Provisions").

      Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary will be permitted to Incur and issue the following:

     (a)  Debt evidenced by the Notes;

     (b) Debt of the Company to any Restricted Subsidiary and Debt of any Restricted Subsidiary to, or Preferred Shares of any Restricted Subsidiary owned by, the Company or another Restricted Subsidiary;

     (c) Debt Incurred or Preferred Shares issued by a Person and outstanding at the time such Person became a Restricted Subsidiary, or such Person is merged into a Restricted Subsidiary, or a Restricted Subsidiary merges into or consolidates or amalgamates with such Person (in a transaction in which the resulting entity is or becomes a Restricted Subsidiary), excluding Debt or Preferred Shares Incurred or issued as consideration for or in anticipation of, or to provide all or any portion of the funds or credit support utilized or necessary to consummate, the transaction pursuant to which such Person becomes a Restricted Subsidiary or such merger, consolidation or amalgamation;

     (d) Debt Incurred by the Company or any Restricted Subsidiary secured by a Lien on an asset and outstanding at the time such asset was acquired by the Company or any Restricted Subsidiary, excluding Debt incurred in connection with the transaction pursuant to which such asset was acquired;

     (e) Debt of the Company or any Restricted Subsidiary Incurred under a Qualifying Construction Loan;

     (f) Debt of the Company or any Restricted Subsidiary Incurred to finance the estimated costs of development, construction or installation of recreational or related facilities or amenities of a resort (including, for greater certainty, alpine, cross-country or wilderness ski facilities, golf facilities, employee housing facilities or hotels), provided that (i) the principal amount of such Debt does not exceed 100% of such estimated costs plus any expenses to be Incurred in connection with the Incurrence of such Debt, (ii) all such Debt could have been Incurred under the Debt Incurrence Provisions on the date the first Cdn.$1.00 of such Debt was Incurred (the "Development Start Date") and (iii) for purpose of the calculation of the Debt Incurrence Provisions, the full amount of Debt Incurred pursuant to this clause (f) on or after the Development Start Date shall be considered to be outstanding as of the Development Start Date giving pro forma effect to the utilization thereof to finance the costs of development, construction or installation of such facilities or amenities;

     (g) Debt of the Company or any Restricted Subsidiary Incurred pursuant to any revolving credit facility existing or committed at the date of the 2002 Indenture or any revolving credit facility which becomes available to the Company or any Restricted Subsidiary after the date of the 2002 Indenture; provided that (i) with respect to any revolving credit facility which becomes available to the Company or any Restricted Subsidiary after the date of the 2002 Indenture, the full amount of such revolving credit facility could have been Incurred pursuant to the Debt Incurrence Provisions as of the date the first Cdn.$1.00 of such Debt was Incurred and (ii) for purpose of the calculation of the Debt Incurrence Provisions, the full amount of each revolving credit facility available to the Company or any Restricted Subsidiary shall be considered to be outstanding as of the later of the date of the 2002 Indenture and the date the first Cdn.$1.00 of Debt was Incurred thereunder, giving pro forma effect to the utilization thereof (provided further, that for such purpose any portion of any revolving credit facility not actually outstanding as of the date the calculations under the Debt Incurrence Provisions are made, in the case of any revolving credit facility existing or committed at the date of the 2002 Indenture which is not available specifically for the purpose of financing capital expenditures and any revolving credit facility which becomes available to the Company or any Restricted Subsidiary after the date of the 2002 Indenture for the purpose of refinancing any such revolving credit facility, shall be considered to be utilized to repay or retire Debt, and, in any other case, shall be considered to be utilized to finance capital expenditures);

     (h) Debt of the Company or any Restricted Subsidiary which is Incurred or Preferred Shares of any Restricted Subsidiary issued in exchange for, or the proceeds of which are used to renew, extend, repay, redeem, purchase, refinance or refund (each a "refinancing," and "refinance" and "refinanced" shall have meanings correlative to the foregoing), any Debt of the Company or any Restricted Subsidiary or Preferred Shares of any Restricted Subsidiary outstanding on the date of the 2002 Indenture or permitted to be Incurred pursuant to the Debt Incurrence Provisions, this clause (h) and clauses (a), (c), (d), (f) and (g) above; provided, however, that (i) the Debt which is Incurred or Preferred Shares which are issued shall not exceed the aggregate principal amount of all Debt and the aggregate Preferred Share Amounts with respect to all Preferred Shares which are so exchanged or refinanced at such time, plus the amount of any premium required to be paid in connection with such exchange or refinancing pursuant to the terms of the Debt or Preferred Shares which are so exchanged or refinanced or the amount of any premium reasonably determined by the Company or the relevant Restricted Subsidiary as necessary to accomplish such exchange or refinancing by means of a tender offer or privately negotiated agreement, plus the expenses of the Company and the relevant Restricted Subsidiary Incurred in connection with such exchange or refinancing;
        (ii) Debt the proceeds of which are used to refinance Debt of the Company which is pari passu with or subordinate in right of payment to the Notes shall only be permitted if (x) in the case of any refinancing of Debt of the Company which is pari passu to the Notes, the refinancing Debt is made pari passu to the Notes or subordinated in right of payment to the Notes, and (y) in the case of any refinancing of Debt which is subordinated in right of payment to the Notes, the refinancing Debt is made subordinate in right of payment to the Notes at least to the same extent as the Debt being refinanced; (iii) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the stated maturity of the Debt being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the final Stated Maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under "-- Change of Control" and "-- Limitation on Asset Dispositions"; and (iv) in the case of any refinancing of Debt Incurred by the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred by any Restricted Subsidiary or the Company; and

     (i) Debt of the Company or any Restricted Subsidiary arising by operation of law or (i) consisting of reimbursement obligations under letters of credit or similar facilities, (ii) in respect of surety bonds and performance bonds provided in the ordinary course of business or
           (iii) consisting of guarantees, indemnities, surety or performance bonds or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets. (sec. 1008)

       Limitation on Sale and Leaseback Transactions

      The Company may not enter into any Sale and Leaseback Transaction unless the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the 2002 Indenture described under the "Limitation on Asset Disposition" covenant (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant. (sec. 1009)

       Limitation on Restricted Payments

      The Company (i) may not, and may not permit any Restricted Subsidiary of the Company to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger, amalgamation or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding
(a) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock), and (b) in the case of a Restricted Subsidiary, dividends or distributions payable (1) to the Company or a Restricted Subsidiary and (2) to other holders of Capital Stock of such Restricted Subsidiary, provided that at least a pro rata amount is paid to the Company and/or a Restricted Subsidiary, as the case may be, except for any dividend or distribution required to be paid or made to other holders of Capital Stock of such Restricted Subsidiary pursuant to the terms of such Capital Stock or any distribution required to be made to other holders of Capital Stock of such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business, the terms of which expressly contemplate that such distribution be made without a corresponding pro rata amount being paid to the Company and/or a Restricted Subsidiary, as the case may be, (ii) may not, and may not permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or other rights to acquire Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into Capital Stock of the Company or any Related Person of the Company(excluding Debt of the Company which is convertible into Capital Stock of the Company), (iii) may not make, or permit any Restricted Subsidiary to make, any Investment (other than a Permitted Investment) in any Unrestricted Subsidiary or any Related Person of the Company, other than an Investment in a Person that will become or be merged into or amalgamated or consolidated with a Restricted Subsidiary as a result of such Investment and (iv) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which is subordinate in right of payment to the Notes (each of clauses (i) through (iv) being a "Restricted Payment") if:

     (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or would result from such Restricted Payment; or

     (2) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Company could not Incur at least $1.00 of additional Debt pursuant to the Debt Incurrence Provisions; or

     (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from January 19, 2000 exceeds the sum of (a) 50% of the cumulative Consolidated Net Income (or, in the case the cumulative Consolidated Net Income shall be negative, less 100% of such deficit) of the Company from January 1, 2000 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period), plus
          (b) 100% of the aggregate net cash proceeds received by the Company after January 19, 2000 from contributions of capital or the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Restricted Subsidiary) of the Company after January 19, 2000, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, plus (c) an amount equal to the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to January 19, 2000, in any Person subject to clause (iii) of the first paragraph of this section upon the disposition, liquidation or repayment (including by way of dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person. Prior to the making of any Restricted Payment the Company shall deliver to the Trustees an Officers' Certificate setting forth the computations by which the determinations required by clauses (2) and (3) above were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

      Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or would result therefrom, (i) the Company and any Restricted Subsidiary of the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions, provided that in no event shall such dividend payment be more than

Cdn.$9,000,000, (ii) the Company may refinance any Debt otherwise permitted by clause (h) of the second paragraph under the "Limitation on Debt and Preferred Shares" covenant or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company, (iii) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company, (iv) the Company may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under the "Limitation on Asset Dispositions" covenant, (v) the Company may purchase, redeem, or declare and pay dividends on, the NRP Shares in accordance with the terms of the NRP Shares and (vi) the Company and any Restricted Subsidiary may make payments or distributions to or in connection with an amalgamation, consolidation, merger or transfer of assets that complies with the provisions set forth under the "Amalgamations, Mergers, Consolidations and Certain Sales of Assets" covenant. Any payment made pursuant to clause (i), (ii) or (iii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph. (sec. 1010)

       Limitation on Liens

      The 2002 Indenture provides that the Company will not issue, assume or guarantee any Debt for borrowed money secured by any Lien on any property or assets now owned or hereafter acquired by the Company without making effective provision whereby any and all Notes then or thereafter outstanding will be secured by a Lien on such property or assets equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured; provided that the foregoing restrictions will not apply to Permitted Liens. (sec. 1011)

       Limitation on Asset Dispositions

      The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions, unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustees;
(ii) at least 75% of the consideration for such disposition consists of cash or readily marketable cash equivalents and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in assets related to the business of the Company and its Restricted Subsidiaries or applied within 360 days of such disposition to the payment of Debt of the Company or a Restricted Subsidiary, are applied within 360 days of such disposition (1) first, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase, and (2) second, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the 2002 Indenture. (sec. 1012)

      Notwithstanding the foregoing, the Company shall not be required to purchase more than 25% of the original aggregate principal amount of the Notes in the aggregate pursuant to clause (1) above prior to January 20, 2005, and the maximum amount to be applied to the purchase of the Notes in connection with any Offer to Purchase made pursuant to clause (1) above having a purchase date prior to January 20, 2005 shall be the lesser of (x) the remaining Net Available Proceeds required to be applied to such Offer to Purchase and (y) 25% of the original principal amount of the Notes less the aggregate principal amount of Notes purchased pursuant to all previous Offers to Purchase made pursuant to clause (1), provided, however, that the Company shall be required, promptly after January 19, 2005, to make an Offer to Purchase Notes, in accordance with the requirements described in clause (i), in an aggregate amount equal to the aggregate amount of Net Available Proceeds in excess of 25% of the original principal amount of Notes that was not applied to Offers to Purchase Notes pursuant to the provisions of this paragraph. (sec. 1012)

       Transactions with Affiliates and Related Persons

      The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary) other than in the ordinary course of business, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company or such Restricted Subsidiary and is in the best interests of the Company or such Restricted Subsidiary; provided that the foregoing restrictions will not apply to transactions (or series of related transactions) carried out pursuant to arrangements entered into prior to the date of the 2002 Indenture or undertakings, agreements or instruments entered into in connection with such arrangements after such date. For any transaction required to satisfy the above criteria that involves in excess of Cdn.$2,000,000 but less than or equal to Cdn.$5,000,000, the Chief Executive Officer or Chief Financial Officer of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustees. For any such transaction that involves in excess of Cdn.$5,000,000, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a resolution of the Board of Directors filed with the Trustees. For any such transaction that involves in excess of Cdn.$10,000,000, the Company shall also obtain an opinion from a nationally recognized expert in the United States or Canada with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company, which opinion shall be filed with the Trustees. The foregoing requirements shall not apply to any transaction pursuant to agreements or arrangements in existence on the date of the 2002 Indenture. (sec. 1013)

       Amalgamations, Mergers, Consolidations and Certain Sales of Assets

      The Company may not, in a single transaction or a series of related transactions, amalgamate or consolidate with or merge into any other Person, or permit any other Person to amalgamate or consolidate with or merge into the Company, or directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its property and assets to any Person, unless:

     (i) the Company shall be the surviving Person, or the Person (if other than the Company) formed by such amalgamation, consolidation or into which the Company is merged or that acquires by disposition all or substantially all of the properties and assets of the Company shall be a company, partnership or trust organized and validly existing under the federal laws of Canada or any province or territory thereof or the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustees in form satisfactory to the Trustees, all of the Company's obligations under the 2002 Indenture and the Notes;

     (ii) immediately before and after giving effect to such transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

     (iii) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or any Restricted Subsidiary or any Person who becomes a successor obligor under the 2002 Indenture as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary or such Person at the time of the transaction, the Company or such Restricted Subsidiary or such Person, as the case may be, could Incur at least $1.00 of additional Debt pursuant to the Debt Incurrence Provisions; and

     (iv) immediately after giving effect to such transaction, on a pro forma basis, the Company or any Person becoming the successor obligor under the 2002 Indenture shall have a Consolidated Net Worth no lower than 90% of the Consolidated Net Worth of the Company immediately before such transaction;

provided, however, that clauses (iii) and (iv) above shall not apply to any transaction between the Company and one or more Wholly Owned Restricted Subsidiaries. (Article Eight)

       Change of Control

      Within 30 days of the occurrence of a Change of Control Triggering Event, the Company will be required to make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control Triggering Event" will be deemed to have occurred if both a Change of Control and a Rating Decline occur. A "Change of Control" will be deemed to have occurred at the earliest of such time as either (a) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provision thereto, together with any Affiliate or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Company; or (b) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election, who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company. A "Rating Decline" will be deemed to have occurred if at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or the intention of the Company or any Person to effect a Change of Control, the rating of the Notes, the Registered Notes or the Company's 9.75% Senior Notes due 2008, is decreased by any Rating Agency by one or more Gradations and the rating by such Rating Agency on the Notes, the Registered Notes or the Company's 9.75% Senior Notes due 2008 following such downgrade is below Investment Grade. In the event that none of the Notes, the Registered Notes or the Company's 9.75% Senior Notes due 2008 are rated by any of the Rating Agencies, and a Change of Control shall have occurred, the Company shall obtain from one of the Rating Agencies pro forma ratings on the Notes both prior to and within 90 days after the date of public notice of the Change of Control, or the intention of the Company or any Person to effect a Change of Control. A Rating Decline will be deemed to have occurred in such circumstances if such latter pro forma rating reflects a decrease from such former pro forma rating by such Rating Agency of one or more Gradations and such latter pro forma rating by such Rating Agency on the Notes following the Change of Control is below Investment Grade.

      If an Offer to Purchase is made, there can be no assurance that the Company will have funds sufficient to pay the purchase price and accrued interest described above for all of the Notes that might be tendered by Holders seeking to accept the Offer to Purchase. The failure of the Company to make the Offer to Purchase and the failure of the Company to pay the purchase price and accrued interest described above on the date specified therefor will give the Trustees (as defined herein) and the Holders of Notes the rights described under "-- Events of Default."

      In the event that the Company makes an Offer to Purchase the Notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. (sec. 1014)

       Provision of Financial Information

      Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Company shall file with the United States Securities and Exchange Commission (the "Commission") the annual reports, quarterly reports and other documents which the

Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date
(i) transmit by mail to all Holders, as their names and addresses appear in the Note Register without cost to such Holders and (ii) file with the Trustees, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. (sec. 1015)

UNRESTRICTED SUBSIDIARIES

      The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of Cdn.$10,000 or less or (y) immediately after giving effect to such designation, the Company could incur at least Cdn.$1.00 of additional Debt pursuant to the Debt Incurrence Provisions and provided further that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to the "Limitation on Restricted Payments" covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. (sec. 101)

ADDITIONAL AMOUNTS FOR CANADIAN TAXES

      All payments made by or on behalf of the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company or other payer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or other payer is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company or other payer will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a Holder in respect of a beneficial owner of Notes (an "Excluded Holder") (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of any connection between such beneficial owner and Canada or any province or territory thereof other than the mere holding of Notes or the receipt of payments thereunder. The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required by applicable law. The Company will furnish to the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless each Holder (other than all Excluded Holders) for the amount of (i) any Taxes not withheld or deducted by the Company and levied or imposed and paid by such Holder or beneficial owner as a result of payments made under or with respect to the Notes, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto and (iii) any Taxes imposed with respect to any reimbursement under clauses (i) or (ii) above. Holders shall be required to complete and file any applicable forms with, or provide certification to, the relevant tax authorities as requested by the Company.

      At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustees an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustees to pay such Additional Amounts to Holders on the payment date. Whenever in the 2002 Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. (sec. 1016)

      The foregoing provisions shall survive any defeasance or termination of obligations pursuant to the 2002 Indenture or any termination of the 2002 Indenture.

CERTAIN DEFINITIONS

      Set forth below is a summary of defined terms used in the 2002 Indenture. Reference is made to the 2002 Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (sec. 101)

      "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Asset Disposition" by the Company or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by the Company or any such Restricted Subsidiary (including a consolidation or merger or other sale of a Restricted Subsidiary with, into or to a Person other than the Company in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary), of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary, (ii) substantially all of the assets of the Company or any Restricted Subsidiary representing a significant division or line of business constituting in excess of 10% of the Company's consolidated assets or consolidated net income at the time of determination or (iii) other assets or rights of the Company or any Restricted Subsidiary outside of the ordinary course of business, provided in each of the foregoing instances that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to Cdn.$25,000,000 or more. Notwithstanding the foregoing, "Asset Disposition" shall be deemed not to include (i) any transfer, conveyance, sale, lease or other disposition of properties and assets that is governed by the provisions under the "Amalgamations, Mergers, Consolidations and Certain Sales of Assets" covenant, (ii) any transfer, conveyance, sale, lease or other disposition in any one transaction or series of related transactions between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries,
(iii) a simultaneous exchange by the Company or any Restricted Subsidiary of real property, fixtures, buildings or equipment of a resort (collectively, "resort assets") for other resort assets of similar type, provided that the resort assets received by the Company or such Restricted Subsidiary have at least substantially equal fair market value to the Company or such Restricted Subsidiary determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors and
(iv) the designation of any Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of the 2002 Indenture.

      "Capital Lease Obligation" of any Person means the obligation of such Person to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property which, in accordance with generally accepted accounting principles, is required to be classified and accounted for as a capital lease or a liability and would appear as a dollar amount on the face of a consolidated balance sheet of such Person.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any other equity participations, including partnership interests, whether general or limited, of such Person, but excludes any debt securities exchangeable or convertible into equity of such Person.

      "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person. Common Stock of the Company does not include the NRP Shares.

      "Consolidated Cash Flow Available for Fixed Charges" means, for any period, the consolidated revenues less the consolidated expenses of the Company for such period, plus (i) Consolidated Net Interest Expense for such period, plus (ii) capitalized interest which is charged through cost of goods sold in determining the consolidated revenues less the consolidated expenses of the Company for such period, plus (iii) Consolidated Income Tax Expense of the Company for such period, plus (iv) consolidated depreciation expense of the Company for such period, plus (v) consolidated amortization expense of the Company for such period, all as determined in accordance with generally accepted accounting principles; provided, however, that to the extent taken into account in determining such amount there shall be excluded therefrom all extraordinary items.

      "Consolidated Cash Flow Coverage Ratio" for purposes of the calculation of the Debt Incurrence Provisions means, as of the date such calculation is being made, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of the Company are available to
(ii) Consolidated Fixed Charges for such period; provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary and any Preferred Shares that have been issued by any Restricted Subsidiary during or after such period that remain outstanding and to the Debt that is proposed to be Incurred or the Preferred Shares that are proposed to be issued, as the case may be, in respect of which such calculation is being made, as if in each case such Debt had been Incurred or Preferred Shares had been issued on the first day of such period and as if any Debt or Preferred Shares that are no longer or will no longer be outstanding as a result of the Incurrence of such Debt or issuance of such Preferred Shares had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense of the Company and its Restricted Subsidiaries attributable to interest on any Debt or dividends on any Preferred Shares bearing a floating interest or dividend rate shall be computed on a pro forma basis as if the rate in effect on the date of such calculation had been the applicable rate for the entire period; and provided, further that, in the event the Company or any of its Restricted Subsidiaries had made acquisitions or dispositions of assets (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such calculation shall be made on a pro forma basis as if such acquisitions or dispositions had taken place on the first day of such period; and provided, further that, such computation shall not be adjusted with regard to the Limited Recourse Notes.

      "Consolidated Debt" means, as at any date, consolidated Debt of the Company as at such date determined in accordance with generally accepted accounting principles.

      "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Net Interest Expense and (ii) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

      "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, excluding any effects of extraordinary items.

      "Consolidated Net Debt" means, as at any date, Consolidated Debt as at such date less consolidated cash and cash equivalents of the Company as at such date determined in accordance with generally accepted accounting principles.

      "Consolidated Net Debt Ratio" for purposes of the calculation of the Debt Incurrence Provisions means, as at the date such calculation is being made, the ratio of (i) the sum of Consolidated Net Debt and Consolidated Preferred Share Amounts as of the last day of the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of the Company are available to (ii) Consolidated Net Tangible Assets as of the last day of such period; provided that, the foregoing calculations shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary and any Preferred Shares that have been issued by any Restricted Subsidiary since the end of such period that remain outstanding and to the Debt that is proposed to be Incurred or the Preferred Shares that are proposed to be issued, as the case may be, in respect of which such calculation is being made, as if in each case such Debt had been Incurred or Preferred Shares had been issued as of the last day of such period and as if any Debt or Preferred Shares that are no longer or will no longer be outstanding as a result of the Incurrence of such Debt or issuance of such Preferred Shares had not been outstanding as of the last day of such period; provided, further that, in the event the Company or any of its Restricted Subsidiaries had made acquisitions or dispositions of assets (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) since the end of such period, such calculation shall be made on a pro forma basis as if such acquisitions or dispositions had taken place on the last day of such period; and provided, further that, such calculation shall be made without regard to the Limited Recourse Notes or the assets to which the Limited Recourse Notes relate.

      "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period, (c) gains or losses on Asset Dispositions, (d) all extraordinary gains and extraordinary losses, (e) non-cash gains or losses resulting from fluctuations in currency exchange rates and (f) the tax effect of any of the items described in clauses (a) through (e) above; provided, further that, for purposes of any determination pursuant to the provisions described under the "Limitation on Restricted Payments" covenant, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

      "Consolidated Net Interest Expense" means, for any period, the consolidated interest expenses of the Company for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any Capital Lease Obligation included in Consolidated Debt that is allocable to interest expense for such period and (ii) charges paid or accrued during such period to the holders of any instruments considered to be quasi-equity in accordance with generally accepted accounting principles (other than Preferred Shares) issued by the Company or a Subsidiary to a Person other than the Company or a Subsidiary where the payment of such charges has not been deferred by the issuers of such instruments to a date subsequent to the end of such period, minus consolidated interest income of the Company for such period determined in accordance with generally accepted accounting principles.

      "Consolidated Net Tangible Assets" means, as at any date, the book value as at such date of all of the property, both real and personal, of the Company determined on a consolidated basis in accordance with generally accepted accounting principles, excluding (i) goodwill, (ii) unamortized Debt financing discount and expenses and (iii) cash and cash equivalents.

      "Consolidated Net Worth" of any Person means, as at any date, the consolidated shareholders' equity of such Person as at such date determined in accordance with generally accepted accounting principles.

      "Consolidated Preferred Share Amounts" means, as at any date, the amount of all Preferred Shares of all Restricted Subsidiaries determined in accordance with generally accepted accounting principles and which would appear as a dollar amount on the face of the consolidated balance sheet of the Company as at such date.

      "DBRS" means Dominion Bond Rating Service Limited and its successors.

      "Debt" means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed by such Person, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of any business, property or other assets, (iii) every Capital Lease Obligation of such Person and (iv) every obligation of the type referred to in clauses (i) to (iii) of another Person the payment of which such Person has guaranteed or for which such Person is responsible or liable, in each case determined in accordance with generally accepted accounting principles, provided, however, that (v) any debt in respect of any co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity which is guaranteed by such Person shall only be considered to be Debt to the extent of such Person's interest in such co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity until such time as the guarantee is called upon in which case the amount demanded under the guarantee shall be considered to be Debt at the time of the demand, unless such co-ownership arrangement, joint venture, partnership, limited liability company or other similar entity would be accounted for on a fully consolidated basis in the consolidated financial statements of the Company in accordance with generally accepted accounting principles and (vi) there shall be excluded therefrom all IPP Excluded Debt.

      "generally accepted accounting principles" means generally accepted accounting principles in effect in Canada as at the date of the 2002 Indenture.

      "Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include (i) "+" and "-," in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation); (ii) "1," "2" and "3," in the case of Moody's current Rating Categories (e.g., a decline of B1 to B2 would constitute a decrease of one gradation); (iii) "(high)" and "(low)," in the case of DBRS's current Rating Categories (e.g., a decline from BB (high) to BB would constitute a decrease of one gradation); or (iv) the equivalent in respect of successor Rating Categories of S&P, Moody's and DBRS, or Rating Categories used by Rating Agencies other than S&P, Moody's or DBRS.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

      "Incur" means, with respect to any Debt or other obligation of any Person, the first (and only the first) to occur of the creation, issuance, incurrence (by conversion, exchange or otherwise), assumption or Guarantee by such Person, or such Person otherwise becoming liable, in respect of such Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to generally accepted accounting principles, of such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurable" and "Incurring" shall have meanings correlative to the foregoing).

      "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person. For purposes of compliance with any provision of the 2002 Indenture, the amount of any Investment consisting of the transfer of property shall be the book value of such property.

      "Investment Grade" means BBB- or above, in the case of S&P (or its equivalent rating under any successor Rating Categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent rating under any successor Rating Categories of Moody's), and the equivalent rating in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's, provided, however, that if the Notes are not rated by either S&P or Moody's at the time of determination, then "Investment Grade" shall mean A or above, in the case of DBRS (or its equivalent rating under any successor Rating Categories of DBRS), and the equivalent rating in respect of the Rating Categories of any Rating Agencies substituted for DBRS.

      "IPP Excluded Debt" means up to Cdn.$41,000,000 of liabilities of the Company and its Subsidiaries under the IPP Guarantees, provided that in the event there is any demand made against the Company or any Subsidiary under any of the IPP Guarantees, the IPP Excluded Debt shall thereafter be permanently reduced to Cdn.$0.

      "IPP Guarantees" means all liabilities of the Company or any Subsidiary from time to time in respect of obligations of Intracorp Properties Partnership or Intracorp Properties Partnership U.S. or any corporation, partnership or other entity in which either of them have any interest, arising pursuant to the Asset Purchase Agreement dated August 3, 1994 between the Company and Intracorp Properties Partnership or the Partnership Interests Purchase Agreement made the 4th day of August, 1994 between Intrawest U.S.A., Inc. and IntraCo Holdings Partnership and executed by Intracorp Properties Partnership U.S., in each case as amended and in effect from time to time.

      "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any title retention agreement having substantially the same economic effect as any of the foregoing).

      "Limited Recourse Notes" means certain limited recourse notes of Copper Mountain, Inc. in the original amount of $15.8 million that are secured by and provide for recourse only to certain leasehold interests in condominium projects at Copper Mountain in Colorado which are to be sold to tenants and under which amounts equivalent to rent received are payable as interest and the net proceeds from the sale of units and commercial space are payable as principal.

      "Moody's" means Moody's Investor Service, Inc. and its successors.

      "Net Available Proceeds" from any Asset Disposition means cash or readily marketable cash equivalents received therefrom by the Company or any Restricted Subsidiary, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability by the Company or such Restricted Subsidiary as a consequence of such Asset Disposition, (ii) all payments made by the Company or any

Restricted Subsidiary on any Debt which are required in accordance with the terms of any undertaking, agreement or instrument in respect of, or Lien securing, such Debt as a result of such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Asset Disposition and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustees, provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the 2002 Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

      "Non-Recourse Debt" means Debt or that portion of Debt as to which neither the Company nor any of the Restricted Subsidiaries (i) is directly or indirectly liable (including by recourse to their assets, other than the assets subject to a Lien securing such Debt) or (ii) constitutes the lender.

      "NRP Shares" means the Non-Resort Preferred Shares of the Company.

      "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the 2002 Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustees, at least 15 Business Days (or such shorter period as is acceptable to the Trustees) prior to the mailing of the Offer, of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustees, in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include
(i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis" contained in the documents required to be filed with the Trustees pursuant to the 2002 Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),
(iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

     (1) the Section of the 2002 Indenture pursuant to which the Offer to Purchase is being made;

     (2)  the Expiration Date and the Purchase Date;

     (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

     (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the 2002 Indenture) (the "Purchase Price");

     (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

     (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

     (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

     (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

     (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustees so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Trustees, duly executed by the Holder thereof or his attorney duly authorized in writing);

     (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

     (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and
          (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

     (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and a Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

      Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

      "Permitted Interest Rate or Currency Protection Agreement" of any Person means any interest rate or currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which has a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

      "Permitted Investment" means any Investment in any Affiliate or Related Person (or any Person that would become an Affiliate or Related Person as a result of such Investment) that is engaged to a significant extent in a business which is conducted by the Company, or which the Company has announced an intention to conduct, on the date of the 2002 Indenture or a reasonable expansion or extension thereof or a business ancillary or related thereto or supportive thereof.

      "Permitted Liens" means, as of any particular time, any one or more of the following:

     (i) Liens existing on the date on which the Notes are originally issued or provided for under the terms of agreements existing on such date;

     (ii) Liens on property or assets acquired by the Company from another Person which are existing at the time of such acquisition, provided that such Liens (a) were not Incurred in contemplation of the acquisition of such property or assets and (b) are applicable only to such property or assets;

     (iii) Liens on any property or assets of the Company existing at the time of acquisition thereof (including acquisition through merger or consolidation) to secure or securing the payment of all or any part of the purchase price, cost of improvement or construction cost thereof or securing any indebtedness Incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or the completion of any such improvement or construction, whichever is later, for the purpose of financing all or any part of the purchase price, cost of improvement or construction cost thereof or to secure or securing the repayment of money borrowed to pay in whole or any part of such purchase price, cost of improvement or construction cost of any vendor's privilege or lien on such property securing all or any part of such purchase price, cost of improvement or construction cost, including title retention agreements and leases in the nature of title retention agreements (provided such Liens are limited to such property or assets and to improvements on such property);

     (iv)    any Lien securing the Notes;

     (v)     Liens in favor of the Company or a Restricted Subsidiary;

     (vi)    Liens to secure Debt that is permitted to be Incurred under clause
             (e), (f), (g) or (i) under the "Limitation on Debt and Preferred Shares" covenant;

     (vii) any interest or title of a lessor to any property subject to a Capital Lease Obligation which is permitted to be Incurred under the 2002 Indenture;

     (viii) any right of set-off, refund or charge-back available to any bank or other financial institution;

     (ix) Liens to secure Permitted Interest Rate or Currency Protection Agreements;

     (x) Liens to secure Debt Incurred to renew, extend, refinance or refund, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (iv), (v), (vi), (viii) and (ix) so long as such Lien does not extend to any other property and the principal amount of the Debt so secured does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded; or

     (xi) Liens on Non-Resort Assets (as defined in the provisions of the NRP Shares).

      "Preferred Shares" of any Person means shares of such Person of any class or classes (however designated) that rank prior, as to payment of dividends or as to distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of any other class of such Person.

      "Project" means a residential or resort development project (or, in the case of any such project which is being developed in phases, any particular phase thereof), including for greater certainty houses, townhomes, multiple unit residences, timeshare buildings, strata-titled hotels and mixed-use buildings which are comprised of one or more of the foregoing types of facilities and commercial space, together, in each case, with ancillary amenities and facilities.

      "Qualifying Construction Loan" means a loan (i) with a term to maturity of 18 months or less, (ii) the proceeds of which are used to finance the cost of development or construction of a Qualifying Project and (iii) which is advanced by a financial institution dealing with the Company at arm's length.

      "Qualifying Project" means a Project in respect of which (i) the aggregate estimated development or construction costs do not exceed Cdn.$7,500,000 in the case of a Project in Canada or $7,500,000 in the case of a Project outside Canada, provided that the aggregate estimated development or construction costs for all Projects permitted pursuant to this clause (i) at any time shall not exceed Cdn.$40,000,000, or (ii) substantially all space other than commercial space and common areas is being developed for sale and purchase and sale agreements acceptable to the financial institution providing the applicable Qualifying

Construction Loan have been entered into representing aggregate sales revenues equal to at least 50% of the aggregate estimated development or construction costs of such Project.

      "Rating Agencies" means (i) S&P, Moody's and DBRS or (ii) if S&P, Moody's and DBRS or any of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be, or a nationally recognized Canadian rating agency or agencies, as the case may be, selected by the Company, which will be substituted for DBRS.

      "Rating Categories" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1," "2" or "3"): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); (iii) with respect to DBRS, any of the following categories (any of which may include a "(high)" or "(low)"): AAA, AA, A, BBB, BB, B, CCC, CC, and C; and (iv) the equivalent of any such categories of S&P, Moody's or DBRS used by another Rating Agency, if applicable.

      "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes.

      "Related Person" of any Person means any other Person directly or indirectly owning (i) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (ii) 5% or more of the combined voting power of the Voting Stock of such Person.

      "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

      "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and its successors.

      "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which any lender or investor is a party providing for the leasing by such Person of any property or asset of such Person for a term, including renewal terms at the option of the lessor, of three years or more and which property or asset has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The term of such arrangement shall be deemed to expire on the date of the last payment of rent or any other amount due under such arrangement prior to the first day on which such arrangement may be terminated by the lessee without payment of a penalty.

      "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

      "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

EVENTS OF DEFAULT

      The following are Events of Default under the 2002 Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due; (b) failure to pay any interest on any Note when due, continued for 30 days; (c) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "-- Covenants -- Change of Control" and "-- Covenants -- Limitation on Asset Dispositions" when due and payable; (d) failure to perform or comply with the provisions described under "-- Covenants -- Amalgamations, Mergers, Consolidations and Certain Sales of Assets;" (e) failure to perform any other covenant or agreement of the Company under the 2002 Indenture or the Notes continued for 30 days after written notice to the Company by the Trustees or Holders of at least 25% in aggregate principal amount of Outstanding Notes; (f) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of Cdn.$25,000,000 individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt or constitutes the failure to pay all or any portion of such Debt when due, provided, however, that for such purpose Debt shall not include any Non-Recourse Debt; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Subsidiary in an amount in excess of Cdn.$25,000,000 which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and
(h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Subsidiary. (sec. 501) Subject to the provisions of the 2002 Indenture relating to the duties of the Trustees, if an Event of Default (as defined) shall occur and be continuing, the Trustees will be under no obligation to exercise any of their rights or powers under the 2002 Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustees reasonable indemnity. (sec. 603) Subject to such provisions for the indemnification of the Trustees the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustees or exercising any trust or power conferred on the Trustees. (sec. 512)

      If an Event of Default (other than an Event of Default described in clause
(h) above) shall occur and be continuing, either the Trustees or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the 2002 Indenture. If an Event of Default specified in clause (h) above occurs, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of a Trustee or any Holder. (sec. 502) For information as to waiver of default, see "-- Modification and Waiver."

      No Holder of any Note will have any right to institute any proceeding with respect to the 2002 Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustees written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustees to institute such proceeding as trustee, and the Trustees shall have not received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (sec. 507) However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. (sec. 508)

      The Company will be required to furnish to the Trustees quarterly a statement as to the performance by the Company of certain of its obligations under the 2002 Indenture and as to any default in such performance. (sec. 1017)

SATISFACTION AND DISCHARGE OF THE 2002 INDENTURE

      The 2002 Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer and exchange and the Company's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payment of principal and interest and Additional Amounts on the Notes, (iv) rights, obligations and immunities of the Trustees under the 2002 Indenture and (v) rights of the Holders of the Notes as beneficiaries of the 2002 Indenture with respect to any property deposited with the Trustees payable to all or any of them), if (x) the Company will have paid or caused to be paid the principal of and interest on the Notes as and when the same will have become due and payable and (y) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to a Trustee for cancellation (Article Twelve).

DEFEASANCE

      The 2002 Indenture provides that, at the option of the Company, (a) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Notes (other than its ongoing obligations in respect of the payment of Additional Amounts) or (b) if applicable, the Company may omit to comply with certain restrictive covenants and that such omission shall not be deemed to be an Event of Default under the 2002 Indenture and the Notes, in either case upon irrevocable deposit with a Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Notes. With respect to clause (b), the obligations under the 2002 Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things, (i) with respect to clause (a), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel qualified to practice in the United States provides that Holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or, with respect to clause (b), the Company has delivered to the Trustees an opinion of counsel qualified to practice in the United States to the effect that the Holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(ii) the Company has delivered to the Trustees an opinion of counsel qualified to practice in Canada or an advance income tax ruling from the Canada Customs and Revenue Agency to the effect that the Holders of the Notes will not recognize income, gain or loss for Canadian federal or provincial income tax or other Canadian tax purposes as a result, in and of itself, of such deposit and defeasance and will be subject to Canadian federal or provincial income tax and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred (and for the purposes of such opinion such Canadian counsel shall assume that Holders of the Notes include Holders who are not resident in Canada); (iii) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any Restricted Subsidiary is party or by which the Company or any Restricted Subsidiary is bound; (iv) no Event of Default or event that with the passing of time or the giving of notice or both, shall constitute an Event of Default shall have occurred and be continuing; (v) the Company has delivered to the Trustees an opinion of counsel to the effect that such deposit shall not cause the Trustees or the trust so created to be subject to the Investment Company Act of 1940; and (vi) certain other customary conditions precedent are satisfied. (Article Four)

MODIFICATION AND WAIVER

      Modifications and amendments of the 2002 Indenture may be made by the Company and the Trustees with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of (or the premium), or interest on, any Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any Note,
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

(d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the 2002 Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the 2002 Indenture or for waiver of certain defaults, (g) modify any provisions of the 2002 Indenture relating to the modification and amendment of the 2002 Indenture or the waiver of past defaults or covenants, except as otherwise specified, (h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the 2002 Indenture in a manner materially adverse to the Holders thereof or (i) modify the Additional Amounts provisions of the 2002 Indenture. (sec. 902)

      The Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company with certain restrictive provisions of the 2002 Indenture. (sec. 1018) Subject to certain rights of the Trustees, as provided in the 2002 Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the 2002 Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase. (sec. 513)

GOVERNING LAW

      The 2002 Indenture is, and the Exchange Notes will be, governed by the laws of the State of New York.

THE TRUSTEES

      JPMorgan Chase Bank is the U.S. Trustee (the "U.S. Trustee") under the 2002 Indenture. Its address is 450 West 33rd, 15th Floor, New York, New York, 10001. The Company has appointed the U.S. Trustee as the initial Registrar and as the initial Paying Agent under the 2002 Indenture. CIBC Mellon Trust Company is the Canadian Trustee (the "Canadian Trustee") under the 2002 Indenture. Its address is Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1. The U.S. Trustee and the Canadian Trustee are collectively referred to herein as the "Trustees."

      The 2002 Indenture provides that, except during the continuance of an Event of Default, the Trustees will perform only such duties as are specifically set forth in the 2002 Indenture. During the existence of an Event of Default, the Trustees will exercise such rights and powers vested in each of them under the 2002 Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (sec. 603)

      The 2002 Indenture contains limitations on the rights of the Trustees should a Trustee become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by a Trustee in respect of any such claim as otherwise. The Trustees are permitted to engage in other transactions with the Company or any Affiliate, provided, however, that if a Trustee acquires any conflicting interest (as referred to in the 2002 Indenture), it must eliminate such conflict or resign. (sec. 608)

CONSENT TO JURISDICTION AND SERVICE

      The 2002 Indenture provides that the Company will irrevocably consent to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York, New York, United States of America, and any appellate court from any thereof, and has waived immunity from the jurisdiction of such courts over any suit, action or proceeding or objection thereto on ground of venue, residence/domicile or inconvenient forum that may be brought in connection with the 2002 Indenture and the Notes. The Company has irrevocably appointed PTSGE Corp., 5000 Bank of America Tower, 701 Fifth Avenue, Seattle, Washington, 98104, as its authorized agent upon which all writs, process and summonses may be served in any suit, action or proceeding brought in connection with the 2002 Indenture or the Notes against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City and has agreed that such appointment shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company of a successor in the United States as its authorized agent for such purpose and the acceptance of such appointment by such successor.

ENFORCEABILITY OF JUDGMENTS

      Since a substantial portion of the assets of the Company and its subsidiaries are outside the United States, any judgment obtained in the United States against the Company, including judgments with respect to the payment of principal, premium, if any, or interest on the Notes may not be collectible within the United States.

      The Company has been informed by its Canadian counsel, McCarthy Tetrault LLP, that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of British Columbia (a "British Columbia Court") on a final and conclusive judgment in personam against the Company of a federal or state court in the State of New York (a "New York Court") that is subsisting and unsatisfied respecting the enforcement of the Notes or the 2002 Indenture, that is not impeachable as void or voidable under the law of the State of New York and that is for a sum certain if (i) the New York Court that rendered such judgment had jurisdiction over the judgment debtor, as recognized by a British Columbia Court (and submission by the Company in the Notes or the 2002 Indenture to the jurisdiction of the New York Court will be deemed sufficient for such purpose), (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice, and the enforcement thereof would not be inconsistent with public policy as the term is defined by a British Columbia Court or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada), (iii) the enforcement of such judgment in British Columbia does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws, (iv) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face and
(v) the action to enforce such judgment is commenced within six years of the date of such judgment; provided that a British Columbia Court may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or the time for appeal has not expired; and provided further that under the Currency Act (Canada), a British Columbia Court may only give judgment in Canadian dollars.

EXCHANGE OFFERS; REGISTRATION RIGHTS

      The Company has entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company has agreed, for the benefit of the holders of the Private Notes, at the Company's cost, (i) to use its best efforts to file a registration statement (the "Exchange Offer Registration Statement") within 60 days following the date of original issue of the Private Notes (the "Issue Date") with the Commission with respect to the Private Note Exchange Offer, (ii) to use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days following the Issue Date and (iii) to use its best efforts to consummate the Private Note Exchange Offer within 45 days after the Exchange Offer Registration Statement has been declared effective. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer Exchange Notes in exchange for surrender of Private Notes. Exchange Notes are also being offered in exchange for Registered Notes pursuant to the Registered Note Exchange Offer. The Company will keep each of the Exchange Offers open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offers is mailed to the holders of the Existing Notes. For each Existing Note surrendered to the Company pursuant to an Exchange Offer, the holder of such Existing Note will receive an Exchange Note having a principal amount equal to that of the surrendered Existing Note.

      The Company is making each of the Exchange Offers in reliance on the position of the staff of the Commission as set forth in certain no-action letters to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to either of the Exchange Offers in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is (i) a broker-dealer who purchased such Existing Notes directly from the Company for resale pursuant to Rule 144A or other available exemptions under the Securities Act, (ii) a broker-dealer who acquired such Existing Notes as a result of market-making or other trading activities or (iii) a person that is an Affiliate of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Holders of Existing Notes accepting the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder of Existing Notes who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

      Each broker-dealer (other than an Affiliate of the Company) that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it acquired the Existing Notes tendered to such Exchange Offer as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Each Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act even though it may be deemed to be an underwriter for purposes thereof. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the earlier of the 180th day after the Private Note Exchange Offer has been completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement), it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

      In the event that any changes in the applicable interpretations of the staff of the Commission do not permit the Company to effect the Private Note Exchange Offer for the purposes set forth in the Registration Rights Agreement, or if the Private Note Exchange Offer is not completed within 225 days following the Issue Date, or if any holder of the Private Notes is not eligible to participate in the Private Note Exchange Offer, the Company will, at its cost,
(a) as promptly as practicable, but no later than 30 days after the time such obligation arises, file a shelf registration statement pursuant to the Securities Act relating to resales of the Private Notes (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after such Shelf Registration Statement is filed and (c) use its best efforts to keep effective the Shelf Registration Statement until two years after its effective date. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Private Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Private Notes has become effective and take certain other actions as are required to generally permit unrestricted resales of the Private Notes. A holder of Private Notes that sells such Private Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Private Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Shelf Registration Rights Agreement in order to have their Private Notes included in the Shelf

Registration Statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

      In the event that either (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the Issue Date or the Shelf Registration Statement is not filed with the Commission on or prior to the 30th day following the date an obligation to file arises, (ii) such Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective on or prior to the 180th day following the Issue Date or the 120th day after such Shelf Registration Statement is filed, respectively, (iii) the Private Note Exchange Offer is not completed within 45 days after the initial effective date of the Exchange Registration Statement or (iv) the Exchange Offer Registration Statement or Shelf Registration Statement is declared effective but thereafter ceases to be effective or useable (each such event referred to in clauses (i) through (iv) above, a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then special interest, in addition to the interest set forth on the cover hereof, shall accrue on the Private Notes at a per annum rate of 0.5% for the first 90 days of the Registration Default Period, and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. Upon cure of the Registration Default, the special interest shall no longer accrue and the Private Notes will bear interest at the original rate; provided, however, that if, after any such cure, a different Registration Default occurs, then special interest shall again accrue in accordance with the foregoing provisions.

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

  GLOBAL NOTES

      The Exchange Notes will be represented by one or more fully registered global notes without coupons (the "Global Notes") and will be deposited upon issuance with the U.S. Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee. Except as set forth below, the Global Notes may be transferred in whole and not in part only to DTC or another nominee of DTC.

      So long as DTC or its nominee is the registered owner thereof, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Exchange Notes represented by the Global Notes for all purposes under the 2002 Indenture. Except as provided below, owners of beneficial interests in the Global Notes will not be entitled to have the Exchange Notes represented by the Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the owners or Holders thereof under the 2002 Indenture.

      The following is based on information furnished by DTC:

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of the Exchange Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for such Exchange Notes on DTC's records. The ownership interest of each actual purchaser of each Exchange Note represented by a Global Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Notes representing the Exchange Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of the Global Notes representing the Exchange Notes will not receive the Exchange Notes in definitive form representing their ownership interests therein, except in the event that use of the book-entry system for such Exchange Notes is discontinued or upon the occurrence of certain other events described herein.

      To facilitate subsequent transfers, all Global Notes representing the Exchange Notes which are deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Notes representing the Exchange Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Exchange Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants or Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote with respect to the Global Notes representing the book-entry Exchange Notes. Under its usual procedures, DTC mails an omnibus proxy (an "Omnibus Proxy") to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Exchange Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and interest payments on the Global Notes representing the Exchange Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustees or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of the Company or the Trustees, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants. Neither the Company nor the Trustees will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the Exchange Notes by DTC or the Direct or Indirect Participants or for maintaining or reviewing any records of DTC or the Direct or Indirect Participants relating to ownership interests in the Exchange Notes or the disbursement of payments in respect thereof.

      DTC may discontinue providing its services as securities depositary with respect to the Exchange Notes at any time by giving reasonable notice to the Company or the Trustees. Under such circumstances, and in the event that a successor securities depositary is not obtained, Exchange Notes in definitive form are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary.

      According to DTC, the foregoing information with respect to DTC has been provided to the members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's system has been obtained from sources that the Company believes to be reliable, but is subject to any changes to the arrangements between the Company and DTC and any changes to such procedures that may be instituted unilaterally by DTC.

                                 CREDIT RATINGS

      The Notes have been assigned a rating of B+ by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc. ("S&P"), and a rating of B1 by Moody's Investors Service, Inc. ("Moody's"). S&P rates debt instruments by rating categories from a high of AAA to a low of D, with a "+" or "-" indicating relative strength within the rating category. Moody's rates debt instruments by rating categories from a high of Aaa to a low of D, with a "1", "2" or "3" indicating relative strength within the rating category. Prospective recipients of the Exchange Notes pursuant to the Exchange Offers should consult with the rating agencies with respect to the interpretation of the foregoing ratings and the implication of those ratings. The credit ratings accorded to the Notes are not recommendations to buy, sell or hold the Notes and may be subject to revision or withdrawal by S&P and Moody's at any time.

                              PLAN OF DISTRIBUTION

      Neither Exchange Offer is being made to, nor will the Company accept tenders for exchange from, holders of Existing Notes in any jurisdiction in which such Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes pursuant to an Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer who holds Existing Notes acquired for its own account as a result of market-making activities or other trading activities (an "Exchanging Dealer") in connection with resales of Exchange Notes received in exchange for Existing Notes. The Company has agreed that for a period beginning when Exchange Notes are first issued in the Private Note Exchange Offer and ending on the earlier of the 180th day after the Private Note Exchange Offer has completed or such time as broker-dealers no longer own any Registrable Securities (as defined in the Registration Rights Agreement) (the "Resale Period"), it will make this Prospectus, as amended or supplemented, available to any Exchanging Dealer for use in connection with any such resale.

      The Company will not receive any proceeds from the exchange of Existing Notes for Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in exchange for Existing Notes pursuant to an Exchange Offer and any person that participates in the distribution of such Exchange Notes may be deemed an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. Each Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      Until the Resale Period has expired, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that acquired Existing Notes for its own account as a result of market-making activities or other trading activities and that requests such documents in the Letter of Transmittal applicable thereto. The Company has agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any broker-dealers and will indemnify the holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      By acceptance of an Exchange Offer, each broker-dealer that receives Exchange Notes in exchange for Existing Notes pursuant to such Exchange Offer agrees that, upon receipt of notice from the Company of (i) the issuance by the Commission of any stop order or cease trade order suspending the effectiveness of the Registration Statement or the qualification for distribution of the Exchange Notes or the initiation of any proceedings for that purpose; (ii) the receipt by the Company of any notification with respect to the suspension of the qualification or qualification for distribution of the Exchange Notes included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iii) the happening of any event that requires the making of any changes in the Registration Statement or this Prospectus so that, as of such date, the Registration Statement or this Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of this Prospectus, in light of the circumstances under which they were made) not misleading (which notice the Company agrees to advise to any broker-dealer that has provided in writing to the Company a telephone or facsimile number and address for notices), such broker-dealer will suspend the use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or until it is advised in writing by the Company that the use of this Prospectus may be resumed and has received copies of any amendments or supplements thereto. If the Company gives any such notice to suspend the use of this Prospectus, it will extend the Resale Period by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received (x) copies of the supplemented or amended Prospectus necessary to permit resales of Exchange Notes or (y) the advice in writing.

      NO "UNDERWRITER" WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION HAS BEEN INVOLVED IN THE PREPARATION OF THIS PROSPECTUS OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS PROSPECTUS.

                        CERTAIN INCOME TAX CONSEQUENCES

      Holders of Existing Notes who exchange such Existing Notes for Exchange Notes should consult their own tax advisers with respect to their particular circumstances and with respect to the effects of state, local or foreign (including Canadian) tax laws to which they may be subject.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material United States federal income tax consequences of the exchange of the Private Notes and the Registered Notes for the Exchange Notes and the ownership and disposition of the Exchange Notes. This summary is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof (all as of the date hereof and all of which are subject to change, possibly with retroactive effect). Except as specifically set forth herein, this summary deals only with Exchange Notes acquired by a U.S. Holder (as defined below) pursuant to an Exchange Offer and held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as banks, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, persons that own or are treated as owning 10% or more of the stock of the Company (by vote or value), persons holding the Exchange Notes as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, or U.S. persons whose functional currency (as defined in Section 985 of the Code) is not the US dollar. ACCORDINGLY, INVESTORS CONSIDERING EXCHANGING PRIVATE NOTES OR REGISTERED NOTES FOR EXCHANGE NOTES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

      As used herein, the term "U.S. Holder" means a beneficial owner of an Exchange Note that for United States federal income tax purposes is (i) a citizen or individual resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its sources, or
(iv) a trust, if both: (A) a United States court is able to exercise primary supervision over the administration of the trust, and (B) one or more United States persons have the authority to control all substantial decisions of the trust. It should be noted that certain "single member entities" are disregarded for U.S. federal income tax purposes. Holders that are single member noncorporate entities should consult with their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

  Stated Interest

      Interest paid on an Exchange Note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. Such interest on the Exchange Notes generally will be considered foreign source "passive income" or "financial services income" for foreign tax credit purposes.

  Exchange Offers

      Pursuant to the Private Note Exchange Offer and the Registered Note Exchange Offer contemplated herein, an exchange of Private Notes or Registered Notes for Exchange Notes should not be a taxable event for United States federal income tax purposes under Treasury regulation section 1.1001-3 because the Exchange Notes should not be considered to differ materially in kind or in extent from either the Private Notes or the Registered Notes. Rather, the Exchange Notes should be treated as a continuation of the Private Notes or the Registered Notes, as the case may be, in the hands of the exchanging U.S. Holder. As a result, U.S. Holders exchanging the Private Notes or Registered Notes for Exchange Notes pursuant to the Exchange Offers should not recognize either gain or loss on the exchange.

      A U.S. Holder's tax basis in the Exchange Notes will be the same as such Holder's tax basis in the Private Notes or Registered Notes exchanged therefor immediately before such exchange, and the holding period of the Exchange Notes received will include the holding period of the Private Notes or Registered Notes exchanged therefor.

  Amortizable Note Premium

      A U.S. Holder that purchased a Private Note for an amount in excess of its principal amount will be considered to have purchased the Private Note at a "premium." A U.S. Holder may elect to amortize the premium over the remaining term of the Private Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the Private Note. The premium on a Private Note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on the sale or disposition of the Private Note. A U.S. Holder of a Registered Note may also have a premium with respect to such Note, which may or may not be subject to an amortization election. The election to amortize the bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the United States Internal Revenue Service ("IRS"). An Exchange Note received in exchange for a Private Note or a Registered Note will be deemed to have an equal amount of premium, which will be subject to the same rules as premium on the Private Note or the Registered Note, as the case may be.

      U.S. Holders are urged to consult with their own tax advisors regarding the application of the premium rules to their particular circumstances.

  Original Issue Discount and Market Discount

      In general, original issue discount and market discount on a Private Note or a Registered Note will be treated as ordinary income to a U.S. Holder.

      If a Private Note or a Registered Note bears original issue discount, then the Exchange Note received in exchange thereof will also bear original issue discount. In the case of Registered Notes, a portion of such notes may bear original issue discount. A U.S. Holder that acquired a Registered Note with "original issue discount", within the meaning of Section 1273(a) of the Code, generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. An Exchange Note received in exchange for a Registered Note will be deemed to have an equal amount of original issue discount, which will be subject to the same rules as original issue discount on the Registered Note.

      Based on the fact that the Private Notes were issued at par or at a premium, the Private Notes and the Exchange Notes received in exchange therefor should not bear original issue discount.

      Subject to a de minimis exception, a U.S. Holder that purchased a Registered Note after its original issue for an amount that is less than its principal amount will be considered to have purchased the Registered Note at a "market discount". If applicable, the market discount rules generally require a U.S. Holder to treat as ordinary income any gain recognized on the disposition of the Registered Note to the extent of the accrued market discount on such Registered Note, unless the U.S. Holder elects to include market discount in income currently as it accrues (with a corresponding increase in the adjusted basis of such Registered Note). A U.S. Holder of a Registered Note who acquired the Registered Note at a market discount and who does not elect to include market discount in income on a current basis may also be required to defer the deduction of a portion of the interest on any indebtedness incurred or continued to purchase or carry the Registered Note until such holder disposes of the Registered Note in a taxable transaction. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. An Exchange Note received in exchange for a Registered Note will be deemed to have an equal amount of market discount, which will be subject to the same rules as market discount on the Registered Note.

      U.S. Holders should consult with their own tax advisors concerning the application of the original issue discount and market discount rules to their particular circumstances.

  Sale, Exchange or Retirement of an Exchange Note

      Upon the sale, exchange or retirement of an Exchange Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (reduced by any amounts attributable to accrued but unpaid interest, which will be taxable as such) and such holders' adjusted tax basis in the Exchange Note. Any such gain should be treated as U.S. source gain and, it appears that any such loss should also be treated as U.S. source loss.

      As noted above a U.S. Holder's adjusted tax basis in an Exchange Note generally will be the same as such U.S. Holder's tax basis in the Private Note or Registered Note exchanged therefor (generally, the cost of such Private Note or Registered Note adjusted as required by law). Gain or loss on the sale, exchange or retirement of an Exchange Note generally will be a capital gain or loss. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder's holding period for the Exchange Note is more than one year. The deductibility of capital losses is subject to limitations.

  Backup Withholding

      Certain non-corporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest on, and the proceeds of a disposition of, an Exchange Note. Backup withholding will apply only if the U.S. Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, in the case of an individual, would be his or her social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under the penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. Under newly issued U.S. Treasury regulations, in the case of interest paid after December 31, 1999, a U.S. Holder generally will be subject to backup withholding at a 31% rate unless certain IRS certification procedures are complied with, directly or through an intermediary. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

      Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder would be allowed as a refund or a credit against such holder's U.S. federal income tax provided that the required information is timely furnished to the IRS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the principal Canadian federal income tax consequences generally applicable to a holder of Exchange Notes acquired pursuant to an Exchange Offer who at all relevant times, for purposes of the Income Tax Act (Canada) (the "Act"), is not resident in Canada, deals at arm's length with the Company, holds the Exchange Notes as capital property and does not use or hold the Exchange Notes in carrying on a business in Canada (a "Holder"). For the purposes of the Act, related persons (as therein defined) are deemed not to deal at arm's length. It is a question of fact whether persons not related to each other deal at arm's length. This summary does not address the special tax consequences which may apply to a Holder of Exchange Notes who is an insurer carrying on business in Canada or elsewhere for the purposes of the Act.

      This summary is based on the current provisions of the Act and the regulations thereunder, the Company's understanding of the current published administrative practices of the Canada Customs and Revenue Agency, and all specific proposals to amend the Act and the regulations publicly announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decisions or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

      The exchange by a Holder of a Private Note for an Exchange Note will not constitute a taxable event for purposes of the Act. Accordingly, a Holder of a Private Note will not be subject to tax under the Act in respect of the exchange for an Exchange Note.

      Similarly, a Holder of a Registered Note will not be subject to tax under the Act in respect of the exchange of such note for an Exchange Note on the basis that (i) the disposition of the Registered Notes will not give rise to a capital gain to a Holder as the Registered Notes are not taxable Canadian property to a Holder for purposes of the Act, (ii) the payment of interest, principal or premium, if any, to a Holder of the Registered Notes is exempt from Canadian withholding tax and therefore the exchange will not give rise to withholding tax and (iii) no other tax on income or capital gains will be payable under the Act in respect of the exchange.

      The payment of interest, principal or premium, if any, to a Holder of an Exchange Note will be exempt from Canadian withholding tax. No other tax on income or capital gains will be payable under the Act in respect of the holding, redemption or disposition of an Exchange Note by a Holder.

      THIS SUMMARY IS OF A GENERAL NATURE ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF EXCHANGE NOTES. NO REPRESENTATION IS MADE WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER. CONSEQUENTLY, HOLDERS OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Exchange Offers will be passed upon for the Company by McCarthy Tetrault LLP, Vancouver, British Columbia, with respect to matters of Canadian law and by Preston Gates & Ellis LLP, Seattle, Washington, with respect to matters of United States law. The partners and associates of McCarthy Tetrault LLP and of Preston Gates & Ellis LLP own less than 1% of any securities of the Company.

                                    EXPERTS

      The consolidated financial statements for the years ended June 30, 2002 and 2001 have been incorporated by reference herein and in the Registration Statement of which this Prospectus forms a part, in reliance upon the report of KPMG LLP, Chartered Accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

      The Company is subject to certain of the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Company will continue to follow the financial reporting requirements set forth in Canadian securities legislation which include the provisions of annual and interim financial statements to shareholders within 140 days after the fiscal year and 60 days after the quarter end as appropriate. Such reports and other information filed with the Commission may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      The Company has filed with the Commission a registration statement on Form F-10 under the Securities Act (the"Registration Statement"), as amended, with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Exchange Notes offered hereby, reference is made to the

Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains certain reports of the Company filed electronically with the Commission. The address of the site is http://www.sec.gov.

             DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

      The following documents have been filed with the Commission as part of the Registration Statement of which this Prospectus forms a part: the Annual Information Form of the Company dated September 9, 2002, including Management's Discussion and Analysis, for the year ended June 30, 2002; the Information Circular of the Company dated September 27, 2002 distributed in connection with the Company's annual general meeting scheduled to be held on November 12, 2002; the Annual Consolidated Financial Statements; press release dated November 12, 2002 relating to the financial results for the three months ended September 30, 2002; interest coverage calculations as at and for the 12 months ended June 30, 2002 and September 30, 2002; consent of KPMG LLP; consent of McCarthy Tetrault LLP; consent of Preston Gates & Ellis LLP; powers of attorney executed by certain directors and officers of the Company; the Registration Rights Agreement; the 2002 Indenture; Statement of Eligibility on Form T-1 of the U.S. Trustee for the 2002 Indenture; Private Note Letter of Transmittal; Registered Note Letter of Transmittal; Private Note Notice of Guaranteed Delivery; Registered Note Notice of Guaranteed Delivery; Letter to Brokers, Dealers, Commercial Banks and other Nominees with respect to the Private Note Exchange Offer; Letter to Brokers, Dealers, Commercial Banks and other Nominees with respect to the Registered Note Exchange Offer; Brokers' Letter to Clients with respect to the Private Note Exchange Offer; and Brokers' Letter to Clients with respect to the Registered Note Exchange Offer.

---------------------------------------------------------
---------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
SPECIAL NOTE REGARDING FORWARD-LOOKING
  INFORMATION............................       2
DOCUMENTS INCORPORATED BY REFERENCE......       2
CERTAIN DEFINITIONS AND STATISTICAL
  INFORMATION............................       3
ENFORCEABILITY OF CERTAIN CIVIL
  LIABILITIES............................       3
PROSPECTUS SUMMARY.......................       4
RISK FACTORS.............................      10
RECENT DEVELOPMENTS......................      15
CONSOLIDATED CAPITALIZATION..............      16
USE OF PROCEEDS..........................      16
THE COMPANY..............................      17
INTEREST COVERAGE........................      19
THE EXCHANGE OFFERS......................      20
DESCRIPTION OF THE EXCHANGE NOTES........      28
CREDIT RATINGS...........................      54
PLAN OF DISTRIBUTION.....................      54
CERTAIN INCOME TAX CONSEQUENCES..........      56
LEGAL MATTERS............................      59
EXPERTS..................................      59
AVAILABLE INFORMATION....................      59
DOCUMENTS FILED AS PART OF THE
  REGISTRATION STATEMENT.................      60

---------------------------------------------------------
---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------
                                 US$397,000,000

                             INTRAWEST CORPORATION

                        10.50% SENIOR EXCHANGE NOTES DUE
                                FEBRUARY 1, 2010

                            ------------------------

                                [INTRAWEST LOGO]
                            ------------------------

                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under the Canada Business Corporations Act (the "CBCA"), which governs Intrawest Corporation (the "Registrant"), except in respect of an action by or on behalf of a corporation or other entity to procure a judgment in its favor, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation's request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer (or other individual as described above) is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defence of a civil, criminal, administrative, investigative or other proceeding to which he or she is made a party because of their association with the corporation or other entity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and has fulfilled the conditions set forth above.

      The by-laws of the Registrant provide that the Registrant shall indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer or an individual acting in a similar capacity, of another entity, and his or her heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law.

      The Registrant maintains directors' and officers' liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act, and is therefore unenforceable.

EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 *4.1        Annual Information Form of the Registrant dated September 9,
             2002, including Management's Discussion and Analysis, for
             the year ended June 30, 2002 (incorporated by reference to the Registrant's Report on Form 40-F for the year ended June
             30, 2002, filed on September 9, 2002 with the Commission).
 *4.2        Information Circular of the Registrant dated September 27,
             2002 distributed in connection with the Registrant's Annual
             General Meeting of Shareholders scheduled to be held on
             November 12, 2002.
 *4.3        Annual consolidated financial statements of the Registrant for the years ended June 30, 2002 and 2001 (incorporated by reference to the Registrant's Annual Information Form
             included in the Registrant's Report on Form 40-F filed on
             September 9, 2002 with the Commission).
  4.4        Press release dated November 12, 2002 relating to the
             financial results for the three months ended September 30,
             2002.
  4.5        Interest Coverage calculations as at and for the twelve
             months ended June 30, 2002 and September 30, 2002.
 *5.1        Consent of KPMG LLP.
 *5.2        Consent of McCarthy Tetrault LLP.
 *5.3        Consent of Preston Gates & Ellis LLP.
 *6.1        Powers of Attorney.
 *7.1        Exchange and Registration Rights Agreement, dated September
             18, 2002, among the Registrant, Deutsche Bank Securities
             Inc., Scotia Capital (USA) Inc., Goldman, Sachs & Co., CIBC
             World Markets Corp., Credit Lyonnais Securities (USA) Inc.
             and TD Securities Inc.
 *7.2        Indenture dated as of September 18, 2002 among the
             Registrant, JPMorgan Chase Bank, as U.S. Trustee, and CIBC
             Mellon Trust Company, as Canadian Trustee.
 *7.3        Statement of Eligibility on Form T-1 of the U.S. Trustee
             with regard to the Exchange Notes.
  8.1        Form of Private Note Letter of Transmittal.
  8.2        Form of Registered Note Letter of Transmittal.
  8.3        Form of Private Note Notice of Guaranteed Delivery.
  8.4        Form of Registered Note Notice of Guaranteed Delivery.
  8.5        Letter to Brokers, Dealers, Commercial Banks and other
             Nominees with respect to the Private Note Exchange Offer.
  8.6        Letter to Brokers, Dealers, Commercial Banks and other
             Nominees with respect to the Registered Note Exchange Offer.
  8.7        Brokers' Letter to Clients with respect to the Private Note
             Exchange Offer.
  8.8        Brokers' Letter to Clients with respect to the Registered
             Note Exchange Offer.

---------------

* previously filed

                                    PART III

                 UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING.

      The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS.

      The Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

      CIBC Mellon Trust Company has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

                                      III-1

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on this 18(th) day of November, 2002.

                                          INTRAWEST CORPORATION

                                          By:                  *
                                            ------------------------------------
                                             Name: Joe S. Houssian
                                               Title: Chairman, President and
                                                 Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                        *                                Chairman, President and       November 18, 2002
 ------------------------------------------------        Chief Executive Officer
                 Joe S. Houssian                      (Principal Executive Officer)


                        *                             Executive Vice President and     November 18, 2002
 ------------------------------------------------      Chief Financial Officer and
                 Daniel O. Jarvis                     Director (Principal Financial
                                                                Officer)


                        *                                  Vice President and          November 18, 2002
 ------------------------------------------------         Corporate Controller
                David C. Blaiklock                   (Principal Accounting Officer)


                        *                                       Director               November 18, 2002
 ------------------------------------------------
                R. Thomas M. Allan


                        *                                       Director               November 18, 2002
 ------------------------------------------------
                  David A. King


                                                                Director
 ------------------------------------------------
               Gordon H. MacDougall


                        *                                       Director               November 18, 2002
 ------------------------------------------------
                 Paul M. Manheim


                                                                Director
 ------------------------------------------------
                 Paul A. Novelly


                        *                                       Director               November 18, 2002
 ------------------------------------------------
                 Gary L. Raymond

                                      III-2

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

                                                                Director
 ------------------------------------------------
                  Bernard A. Roy


                                                                Director
 ------------------------------------------------
                 Khaled C. Sifri


                        *                                       Director               November 18, 2002
 ------------------------------------------------
                  Hugh R. Smythe


                                                                Director
 ------------------------------------------------
              Nicholas C.H. Villiers


 *By:                /s/ ROSS MEACHER                                                  November 18, 2002
        ------------------------------------------
                     Attorney-in-fact

                                      III-3

      Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Intrawest Corporation in the United States, in the City of Vancouver, Province of British Columbia, Country of Canada, on this 18(th) day of November, 2002.

                                          By: Intrawest U.S. Holdings Inc.

                                          By:                  *
                                            ------------------------------------
                                             Name: Joe S. Houssian
                                             Title:  President


*By: /s/ ROSS MEACHER                                                                      November 18, 2002
-----------------------------------------------------
     Attorney-in-fact

                                      III-4

EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION                           PAGE NUMBER
-------                            -----------                           -----------
 *4.1      Annual Information Form of the Registrant dated September 9,
           2002, including Management's Discussion and Analysis, for
           the year ended June 30, 2002 (incorporated by reference to the Registrant's Report on Form 40-F for the year ended June
           30, 2002, filed on September 9, 2002 with the Commission).
 *4.2      Information Circular of the Registrant dated September 27,
           2002, distributed in connection with the Registrant's Annual
           General Meeting of Shareholders scheduled to be held on
           November 12, 2002.
 *4.3      Annual consolidated financial statements of the Registrant for the years ended June 30, 2002 and 2001 (incorporated by reference to the Registrant's Annual Information Form
           included in the Registrant's Report on Form 40-F filed on
           September 9, 2002 with the Commission).
  4.4      Press release dated November 12, 2002 relating to the
           financial results for the three months ended September 30,
           2002.
  4.5      Interest Coverage calculations as at and for the twelve
           months ended June 30, 2002 and September 30, 2002.
 *5.1      Consent of KPMG LLP.
 *5.2      Consent of McCarthy Tetrault LLP.
 *5.3      Consent of Preston Gates & Ellis LLP.
 *6.1      Powers of Attorney.
 *7.1      Exchange and Registration Rights Agreement, dated September
           18, 2002, among the Registrant, Deutsche Bank Securities
           Inc., Scotia Capital (USA) Inc., Goldman, Sachs & Co., CIBC
           World Markets Corp., Credit Lyonnais Securities (USA) Inc.
           and TD Securities (USA) Inc.
 *7.2      Indenture dated as of September 18, 2002 among the
           Registrant, JPMorgan Chase Bank, as U.S. Trustee, and CIBC
           Mellon Trust Company, as Canadian Trustee.
 *7.3      Statement of Eligibility on Form T-1 of the U.S. Trustee
           with regard to the Exchange Notes.
  8.1      Form of Private Note Letter of Transmittal.
  8.2      Form of Registered Note Letter of Transmittal.
  8.3      Form of Private Note Notice of Guaranteed Delivery.
  8.4      Form of Registered Note Notice of Guaranteed Delivery.
  8.5      Letter to Brokers, Dealers, Commercial Banks and other
           Nominees with respect to the Private Note Exchange Offer.
  8.6      Letter to Brokers, Dealers, Commercial Banks and other
           Nominees with respect to the Registered Note Exchange Offer.
  8.7      Brokers' Letter to Clients with respect to the Private Note
           Exchange Offer.
  8.8      Brokers' Letter to Clients with respect to the Registered
           Note Exchange Offer.

---------------

* previously filed

                                      III-5